                                                                   Exhibit 10.31


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------






                            ASSET PURCHASE AGREEMENT

                                     between

                          EAGLE-PICHER INDUSTRIES, INC.

                                       and

                           CAMBRIDGE INDUSTRIES, INC.

                               Dated July 9, 1997
                             Effective June 30, 1997



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                                                               Page
                                                                                                               ----
  Section 1.      Definitions...................................................................................-1-
                  -----------

  Section 2.      Purchase and Sale of Assets and Purchase Price...............................................-11-
                  ----------------------------------------------
         2.01     Purchase.....................................................................................-11-
                  --------
         2.02     Purchase Price...............................................................................-12-
                  --------------
         2.03     Adjustment to Purchase Price.................................................................-12-
                  ----------------------------
         2.04     Internal Revenue Form 8594...................................................................-15-
                  --------------------------

  Section 3.      Closing......................................................................................-15-
                  -------
         3.01     Time and Place.  ............................................................................-15-
                  --------------
         3.02     Deliveries by Seller.  ......................................................................-15-
                  --------------------
         3.03     Deliveries by Buyer.  .......................................................................-16-
                  -------------------
         3.04     Non-Assignable Contracts or Permits.  .......................................................-17-
                  -----------------------------------
         3.05     Further Adjustments to Reflect Closing Delay.................................................-17-
                  --------------------------------------------

  Section 4.      Representations and Warranties of Seller.....................................................-17-
                  ----------------------------------------
         4.01     Organization; Good Standing; and Qualification...............................................-18-
                  ----------------------------------------------
         4.02     Seller Affiliates............................................................................-18-
                  -----------------
         4.03     Corporate Authority.  .......................................................................-18-
                  -------------------
         4.04     No Violation.................................................................................-18-
                  ------------
         4.05     Consents.....................................................................................-19-
                  --------
         4.06     Title to Properties; Absence of Liens, Etc...................................................-19-
                  -------------------------------------------
         4.07     Condition of Tangible Personal Property......................................................-19-
                  ---------------------------------------
         4.08     Completeness of Assets Transferred...........................................................-19-
                  ----------------------------------
         4.09     Customers and Suppliers......................................................................-20-
                  -----------------------
         4.10     Financial Statements.........................................................................-20-
                  --------------------
         4.11     Undisclosed Liabilities.  ...................................................................-20-
                  -----------------------
         4.12     Litigation...................................................................................-20-
                  ----------
         4.13     Contracts and Commitments....................................................................-20-
                  -------------------------
         4.14     Compliance with Law..........................................................................-21-
                  -------------------
         4.15     Environmental Compliance.....................................................................-21-
                  ------------------------
         4.16     Employees....................................................................................-23-
                  ---------
         4.17     Employee Agreements and Benefit Plans.  .....................................................-23-
                  -------------------------------------
         4.18     Insurance....................................................................................-24-
                  ---------
         4.19     Absence of Certain Changes, Events or Conditions.............................................-24-
                  ------------------------------------------------
         4.20     Taxes........................................................................................-25-
                  -----
         4.21     Intellectual Property........................................................................-25-
                  ---------------------
         4.22     Accounts Receivable..........................................................................-26-
                  -------------------
         4.23     Inventory....................................................................................-26-
                  ---------
         4.24     Transfer of Assets...........................................................................-26-
                  ------------------


                                                                                                               Page

  Section 5.      Representations and Warranties of Buyer......................................................-27-
                  ---------------------------------------
         5.01     Organization and Standing....................................................................-27-
                  -------------------------
         5.02     Corporate Authority..........................................................................-27-
                  -------------------
         5.03     No Violation.................................................................................-27-
                  ------------
         5.04     Litigation...................................................................................-27-
                  ----------
         5.05     Consents.....................................................................................-28-
                  --------
         5.06     Financing....................................................................................-28-
                  ---------
         5.07     No Known Misrepresentations..................................................................-28-
                  ---------------------------

  Section 6.      Certain Covenants of Seller..................................................................-28-
                  ---------------------------
         6.01     Access and Information.......................................................................-28-
                  ----------------------
         6.02     Conduct of Business Prior to Closing.........................................................-29-
                  ------------------------------------
         6.03     Confidentiality..............................................................................-30-
                  ---------------
         6.04     Reimbursement of Certain Repair or Replacement Costs.........................................-30-
                  ----------------------------------------------------

  Section 7.      Certain Covenants of Buyer...................................................................-30-
                  --------------------------
         7.01     Personnel Required in Response to Litigation.................................................-30-
                  --------------------------------------------
         7.02     Confidentiality..............................................................................-31-
                  ---------------
         7.03     Use of the Name "Eagle-Picher"...............................................................-31-
                  ------------------------------
         7.04     Employee Matters.............................................................................-31-
                  ----------------
         7.05     Use of Inkster Center........................................................................-33-
                  ---------------------

  Section 8.      Certain Additional Agreements and Covenants
                  -------------------------------------------
                  of Buyer and Seller..........................................................................-33-
                  -------------------
         8.01     Consummation of Transactions.................................................................-33-
                  ----------------------------
         8.02     Public Announcements.........................................................................-33-
                  --------------------
         8.03     Bulk Sales Laws..............................................................................-33-
                  ---------------
         8.04     Items Received after Effective Time..........................................................-33-
                  -----------------------------------
         8.05     Access to Records............................................................................-34-
                  -----------------
         8.06     Further Assurances...........................................................................-34-
                  ------------------
         8.07     Expenses; Sales and Other Transfer Taxes.....................................................-34-
                  ----------------------------------------
         8.08     Proration of Taxes...........................................................................-34-
                  ------------------
         8.09     HSR Act Filing.  ............................................................................-35-
                  --------------
         8.10     Transitional Services........................................................................-35-
                  ---------------------
         8.11     Title Evidence...............................................................................-35-
                  --------------
         8.12     Other Tax Matters............................................................................-36-
                  -----------------
         8.13     Certain Environmental Matters................................................................-37-
                  -----------------------------
         8.14     Certain Patent Claims........................................................................-41-
                  ---------------------
         8.15     Right to Audit Year-End Financial Statements.................................................-42-
                  --------------------------------------------
         8.16     Adjustments Due to Delay in the Closing Date.................................................-42-
                  --------------------------------------------

  Section 9.      Conditions to Buyer's Obligations............................................................-43-
                  ---------------------------------
         9.01     Accuracy of Representations and Warranties...................................................-43-
                  ------------------------------------------
         9.02     Litigation.  ................................................................................-43-
                  ----------
         9.03     Consents and Approvals.......................................................................-44-
                  ----------------------


         9.04   Status of Real Property Title..................................................................-44-
                -----------------------------
         9.05   Customer Interviews............................................................................-44-
                -------------------

  Section 10.   Conditions to Seller's Obligations.............................................................-44-
                ----------------------------------
         10.01  Accuracy of Representations and Warranties.....................................................-44-
                ------------------------------------------
         10.02  Litigation.....................................................................................-44-
                ----------
         10.03  Consents and Approvals.........................................................................-45-
                ----------------------

  Section 11.   Survival of Representations and Warranties.....................................................-45-
                ------------------------------------------

  Section 12.   Indemnity......................................................................................-45-
                ---------
         12.01  Indemnity by Seller............................................................................-45-
                -------------------
         12.02  Indemnity by Buyer.............................................................................-46-
                ------------------
         12.03  Limitations....................................................................................-46-
                -----------
         12.04  Indemnity Procedures...........................................................................-46-
                --------------------
         12.05  Exclusive Remedy...............................................................................-48-
                ----------------

  Section 13.   Termination, Amendment and Waiver..............................................................-48-
                ---------------------------------
         13.01  Termination of Agreement.......................................................................-48-
                ------------------------
         13.02  Effect of Termination..........................................................................-49-
                ---------------------
         13.03  Amendment, Extension and Waiver................................................................-49-
                -------------------------------
  Section 14.   Miscellaneous..................................................................................-49-
                -------------
         14.01  Assignment; No Third-Party Rights..............................................................-49-
                ---------------------------------
         14.02  Entire Agreement...............................................................................-49-
                ----------------
         14.03  Section and Other Headings; Number.............................................................-49-
                ----------------------------------
         14.04  Notices........................................................................................-50-
                -------
         14.05  Law Governing..................................................................................-50-
                -------------
         14.06  Counterparts...................................................................................-50-
                ------------
         14.07  Resolution of Disputes.........................................................................-51-
                ----------------------

                                    EXHIBITS
                                    --------

A        Allocation of Consideration
B        Bill of Sale and Assignment and Assumption of Liabilities Agreement
C        Non-Competition and Confidentiality Agreement
D        Opinion of Special Counsel for Seller
D-1      Opinion of the General Counsel of Seller
E        Opinion of Counsel for Buyer
F        Form of Employment Agreement
G        Korean Joint Venture Share Transfer Agreement


                                   SCHEDULES
                                   ---------

1.02(c)-1         On-Site Tangible Personal Property
1.02(c)-2         Off-Site Tangible Personal Property
1.02(d)-1         On-Site Leased Personal Property
1.02(d)-2         Off-Site Leased Personal Property
1.02(ix)          Other Excluded Assets
1.03(d)           Excluded Liabilities
1.03(e)           Other Assumed Liabilities
1.15              Certain Designated Clean-Up Standards
1.37              Key Employees
1.38              "Seller's Knowledge" Personnel
1.41              Modified Door Skins
1.54              Exceptions to GAAP
2.03(a)(v)        "Vacation and holiday" entry
2.03(a)(vi)       "Maintenance equalization" entry
2.03(f)           Adjusted February 28, 1997 Balance Sheet
2.03(g)           Sample Closing Statement
4.02              Seller Affiliates
4.05              Consents (Exceptions)
4.06(a)-1         Owned Real Property
4.06(a)-2         Leased Real Property
4.06(b)           Exceptions to Title
4.07              Condition of Tangible Personal Property (Exceptions)
4.09              Customers and Suppliers
4.10              Financial Statements
4.11              Other Undisclosed Liabilities
4.12              Litigation
4.13              Certain Contracts
4.14              Compliance With Law and Permits
4.15              Compliance With Environmental Laws

4.17(a)           Employee Agreements and Benefit Plans
4.17(c)           Post-Retirement Medical Benefits
4.18              Insurance
4.19              Absence of Certain Changes, Events or Conditions
4.20              Tax Matters
4.21(a)           Proprietary Property; Infringement Allegations; Licenses
4.21(b)           Computer Software
4.21(c)           Door Skin Technical Drawings
6.01              Additional Due Diligence
8.13(a)           Known Source Areas

                            ASSET PURCHASE AGREEMENT
                            ------------------------


     THIS AGREEMENT is made on July 9, 1997, effective as of June 30, 1997, between EAGLE-PICHER INDUSTRIES, INC. an Ohio corporation ("Seller"), and CAMBRIDGE INDUSTRIES, INC., a Delaware corporation ("Buyer"), under the following circumstances:

     A. The Plastics Division of Seller is engaged in compression molding, assembling and painting of sheet molding compound.

     B. Upon the terms and conditions of this Agreement, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Assets and the Business (both as hereinafter defined) of the Plastics Division of Seller;


     NOW, THEREFORE, Seller and Buyer agree as follows:

     Section 1. Definitions. For the purpose of this Agreement, any amendments
                -----------
hereto and any Exhibit attached hereto or Schedule described herein, and in addition to terms defined elsewhere herein, the following terms shall have the following meanings, except as otherwise expressly provided:

     1.01 "Ashley Plant" means the facility located at 320 South Wabash Street, Ashley, Indiana that is operated by the Division.

     1.02 "Assets" means all of the assets and properties (of every kind, nature, character and description, whether real, personal or mixed and whether tangible or intangible) as the same shall exist at the Effective Time owned or leased by Seller (other than the Excluded Assets) which are used in the Business, including, without limitation, the following:

     (a)  the Owned Real Property;

     (b)  the Leased Real Property;

     (c) all machinery, equipment, tools, furniture, furnishings, vehicles and other fixed assets owned by Seller which relate to or are used in the Business, including all of the same which is generally located on the Owned Real Property or the Leased Real Property and listed in Schedule 1.02(c)-1, and including all
                                          ------------------
of the same which is not generally located on the Owned Real Property or the Leased Real Property and is listed on Schedule 1.02(c)-2, except for items
                                      ------------------
listed on either such schedule which have been disposed of by Seller in the ordinary course of the Business during the period from May 9, 1997 to the Effective Time;

     (d) all machinery, equipment, tools, furniture, furnishings, and vehicles leased by Seller which are used in the Business, a true and correct list of which is set forth in Schedule 1.02(d)-1 with regard to such leased property
                      ------------------
generally located on the Owned Real Property or the Leased Real Property and on
Schedule 1.02(d)-2 with regard to such leased property that is not generally
------------------
located on the Owned Real Property or the Leased Real Property.

     (e) all right, title and interest of Seller in and to customer tooling used by the Division or any subcontractor of the Division for the Business;

     (f)  the Inventory;

     (g) all rights of Seller in, to, or under any patent, trademark, service mark, trade name or copyright (or registrations or applications therefor) used in the Business or listed in Schedule 4.21; all other intellectual property
                             -------------
rights, patent disclosures, inventions, know-how, confidential business information, computer software, data and documents, trade secrets or proprietary information, processes and formulae of Seller which are used in the Business; and licenses or other agreements to or from third parties regarding the foregoing ("Proprietary Information");

     (h)  all accounts and notes receivable arising out of the Business;

     (i) the prepaid expenses of the Business which have continued benefit to Buyer;

     (j) all of Seller's rights in, to and under the Contracts which arise out of or relate to the Business;

     (k) all of Seller's rights in, to and under the Permits to the extent transferable;

     (l)  the Records;

     (m)  the Korean Joint Venture Interest;

     (n) all waste materials located at the Owned Real Property as of the Effective Time;

     (o) all of the assets reflected in the asset accounts on the Closing Statement; and

     (p) all of Seller's rights in, to and under any noncompetition or confidentiality agreement or similar arrangement with any Key Employee who does not accept an offer of employment from Buyer as of the Effective Date as contemplated by Section

7.04(a), but only to the extent such rights are assignable without the consent of such Key Employee;

provided, however, that notwithstanding anything to the contrary herein contained, the term "Assets" shall not include any of the following assets of the Business (which shall be retained by Seller and are hereinafter referred to as the "Excluded Assets"):

     (i)    all cash and cash equivalents;

     (ii) all rights of Seller with respect to any policies or contracts of insurance, deposits thereunder, and all claims of Seller under such policies and contracts (other than claims for damage to any of the Assets, which damage occurs prior to the Closing to the extent such damage is not repaired prior to the Closing);

     (iii) litigation claims and benefits to the extent they arise therefrom (other than product warranty claims against third parties which arise out of the Business) listed in Schedule 4.12;
                    -------------

     (iv) any books and records of the Business which are specifically excluded from the Records at Section 1.51;

     (v) all rights of Seller under this Agreement including the proceeds of the sale contemplated herein and other payments to Seller contemplated herein;

     (vi) all trademarks, service marks, trade names, logos or similar names or symbols containing or depicting the name "Eagle-Picher," "EP," or derivations thereof or which are used by Seller in connection with its operations or assets other than the Business;

     (vii)  all right, title and interest of Seller in the Inkster Center;

     (viii) all assets of the Employee Plans and any related trusts; and

     (ix)   any assets listed in Schedule 1.02(ix) as Excluded Assets.
                                 -----------------

     1.03 "Assumed Liabilities" means only the liabilities and obligations of Seller existing as of the Effective Time which relate to, or arise out of, the Business, and are described immediately below in clauses (a) through (f):

     (a) all accounts payable and other current liabilities of the Business, all liabilities to employees of the Business for accrued vacations and holidays, and accrued payroll (other than bonus payments accrued prior to the Effective
Time), and all liabilities of the Business for accrued utilities, but in each case only to the extent reflected on the Closing Statement, provided, however, that the Assumed Liabilities shall not include any account payable listed on
Schedule 1.03(a);
----------------

     (b) all obligations of Seller under the Contracts and the Permits but only to the extent that performance thereunder relates to a period after the Effective Time;

     (c) except as specifically provided in Section 6.04 of this Agreement, all obligations and liabilities of Seller for repair or replacement of products of the Business shipped prior to the Effective Time;

     (d) all liabilities of Seller incurred in connection with the Business or the Assets that are set forth on Schedule 1.03(d);
                                    ----------------

     (e) all liabilities of Seller incurred in connection with the Business or the Assets that are reflected on the Closing Statement; and

     (f) any and all liabilities, obligations, and commitments specifically undertaken by Buyer pursuant to other provisions of this Agreement;

and it is expressly acknowledged and agreed that Assumed Liabilities shall not include, and Buyer shall not be liable for any liabilities and obligations of Seller which are not described in clauses (a) through (f) of this Section 1.03, including, without limitation, the following:

     (i) any indebtedness of the Business for borrowed money owing to Seller, any Seller Affiliate or any third parties;

     (ii) any liabilities for federal, state or local income, franchise, personal property and real estate taxes and assessments or other taxes which arise out of the Business or the ownership of the Assets for any period prior to the Effective Time (it being understood that property taxes and assessments will be prorated as of the Effective Time in accordance with Section 8.08);

     (iii) any liabilities arising out of the employment relationship between Seller and any of its employees or former employees existing at any time, whether asserted before or after the Closing Date which are not described in
Section 1.03(a), except as otherwise specifically provided in Section 7.04(e);

     (iv) any liabilities based on any theory of product liability or for personal injury or property damage caused by defective products sold at any time by Seller, regardless of when the injury or property damage is alleged to have occurred;

     (v)    any pending or threatened litigation listed in Schedule 4.12 and any
                                                           -------------
claims arising out of or related to the same;

     (vi) any liabilities for bonus payments accrued prior to the Effective Time and, except as otherwise provided in Section 1.03(a), any liabilities associated with or related to the Employee Plans; and

     (vii)  any liabilities arising out of Off-Site Disposal; and

     (viii) any liabilities associated with or related to unwritten contracts, agreements, understandings, arrangements, commitments, sales orders, product quotations and product orders not listed on Schedule 4.13.
                                            -------------

     1.04 "Business" means the business of the Division as such business has been conducted by Seller at the Grabill Plant, the Ashley Plant and the Huntington Plant immediately prior to the Effective Time.

     1.05 "Closing" means the closing for which provision is made in Section 3.

     1.06 "Closing Adjustment" shall have the meaning ascribed to it in Section 2.03(e).

     1.07 "Closing Date" means the date of the Closing.

     1.08 "Closing Statement" means a statement of Net Worth of the Division immediately prior to the Effective Time prepared in accordance with Section 2.03.

     1.09 "COBRA" shall have the meaning ascribed to it in Section 4.17(c).

     1.10 "Code" means the Internal Revenue Code of 1986, as amended.

     1.11 "Continued Employee" means any employee of Seller (including but not limited to Key Employees), who is employed by Seller in the Division immediately prior to the Closing Date and is employed by Buyer after the Closing.

     1.12 "Contracts" means all contracts, agreements, understandings, arrangements, commitments, sales orders, product quotations, purchase orders to which Seller is a party or by which Seller is bound and that relate to the Business or the Assets in each case as the same may exist as of the Effective Time, including for example, the following: (a) any distribution, sales, agency, manufacturer's representative or similar contract relating to the sale or distribution of the products of the Business or the Assets; (b) any contract involving the future purchase of materials, supplies, equipment, or services;
(c) any contract for the future sale of products; (d) any lease of machinery, equipment, furniture, furnishings, vehicles or other assets entered into by Seller which relate primarily to the Business or Assets; (e) any licensing arrangement, joint venture, or partnership agreement; (f) any agreement which restricts Seller from doing business of the type conducted by the Business anywhere in the world; (g) any contract for the sale of any of the Assets outside the ordinary course of the Business; and (h) any lease of the Assets under which Seller is the lessor; (i) any agreement or arrangement relating to any of the Proprietary Information; and (j) any and all unwritten contracts, agreements, understandings, arrangements, commitments, sales orders, product quotations and purchase orders listed on Schedule
                                         --------

4.13; provided, however, the term "Contract" shall not include any Employee
----
Plan. A "Material Contract" is any Contract other than: (i) a contract or commitment involving expenditures of less than $25,000 per fiscal year in the aggregate; (ii) a customer quotation, contract or commitment made or entered into in the ordinary course of the Business at prices consistent with the past practices of the Business which does not involve more than $25,000 per fiscal year in sales; (iii) any contract for the purchase of materials, supplies, or equipment entered into in the ordinary course of the Business which does not involve an expenditure per fiscal year in excess of $25,000; or (iv) any contract or commitment the duration of which is less than three months.

     1.13 "Control Person(s)" of a named party means all shareholders, equity owners, directors, officers, partners, employees, agents and representatives of such party and all corporate or noncorporate entities the majority of whose ownership is owned directly or indirectly by such party.

     1.14 "Damages" means demands, claims, actions or causes of action, assessments, losses, damages, liabilities, fines and penalties, costs and expenses (including by way of example but not limitation reasonable fees and expenses of counsel).

     1.15 "Designated Clean-Up Standards" means concentrations of Hazardous Substances consistent with such concentrations as are acceptable under the Indiana Voluntary Remediation Program (Ind. Code Sections 13-11-2 and 13-25-5) ("VRP") with respect to industrial properties in effect at the applicable time. Certain standards set forth in Schedule 1.15 are deemed to be the applicable
                               -------------
Designated Clean-Up Standards for the Hazardous Substances designated, provided that, to the extent consistent with the methodology set forth in the VRP,
Schedule 1.15 may be revised by Seller in its reasonable discretion as
-------------
additional information is received by Seller, which Seller shall reasonably promptly share with Buyer.

     1.16 "Division" means the Plastics Division of Seller.

     1.17 "Door Skins" means fiberglass skins for doors.

     1.18 "Effective Date" means June 30, 1997. "Effective Time" means 11:59 p.m. on the Effective Date.

     1.19 "Employee Plans" shall have the meaning ascribed to it at Section
4.17.

     1.20 "Encumbrance" means any pledge, security interest, lien, charge, encumbrance, option or restriction on transfer.

     1.20-1 "Enforcement Agency Requirements" means remedial actions required by a governmental agency with proper jurisdiction pursuant to an enforcement action under the Environmental Laws as are accepted by Seller, or environmental remedial actions which are imposed by an order of a court with proper jurisdiction from which no further appeal may be taken.

     1.21 "Environmental Conditions" means any and all conditions, activities or circumstances at or affecting the Owned Real Property or the Leased Real Property that affects or reasonably could affect the On-Site Damages or the determination whether any Damages are properly classified as On-Site Damages.

     1.22 "Environmental Laws" mean any federal, state or local law, statute, ordinance, rule, regulation or code, and any license, permit, authorization or court order, judgment, decree or injunction to which the Business or the Assets is subject, related to (i) the protection, preservation or restoration of the environment, or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term "Environmental Laws" includes, by way of example but not limitation: the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq.; the Toxic Substances Control Act, as amended, 125 U.S.C. Section 1251, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001, et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq.; all comparable state and local laws; and any common law (including by way of example but not limitation any common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence or exposure to any Hazardous Substance.

     1.23 "Environmental Reports" means written reports, surveys or analyses regarding compliance with Environmental Laws by the Division in the operation of the Business or the condition of the Owned Real Property or the Leased Real Property with respect to potential liabilities under the Environmental Laws but does not include any reports on, work papers from or analyses of compliance assessments that are protected from third party discovery by any applicable attorney-client privilege or attorney work-product privilege.

     1.24 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     1.25 "Exhibit" means any of the exhibits attached to and made a part of this Agreement.

     1.26 "Financial Statements" shall have the meaning ascribed to it at
Section 4.10.

     1.27 "February 28, 1997 Balance Sheet" means the balance sheet of the Division as at February 28, 1997 included in Schedule 4.10. "Adjusted February
                                             -------------
28, 1997 Balance Sheet" shall have the meaning ascribed to it in Section
2.03(f).

     1.28 "540 Patent" means U.S. Patent No. 4,550,540 directed toward a Comprehensive Molded Door Assembly, and any continuation, divisional or reissue patent based thereon or based on its parent application USSN 456,400 filed January 7, 1983.

     1.29 "540 Patent Damages" means Damages (including treble or punitive damages) decreed in a final judgment by a court of law from which no appeal may be made, suffered by Buyer as a result of actual or alleged infringement, willful infringement, contributory infringement or inducement to infringement (or other related claims stated by the same facts as state any of the foregoing claims) of the 540 Patent arising out of: (a) the sale or manufacture of Prior Door Skins by Seller on or before the Effective Time, or (b) the sale or manufacture of Prior Door Skins by Buyer for or to Pease Industries, Inc. during the period from the Effective Time until the earlier of the close of business on October 31, 1997 or the date that the tooling or molds for the Modified Door Skins are used in Buyer's manufacturing in the Business; provided, however, that such 540 Patent Damages do not include (i) lost revenues or profits of Buyer;
(ii) research, development, tooling, and other costs arising from the redesign, development and re-tooling to manufacture Door Skins different from the Prior Door Skins; (iii) labor costs; (iv) marketing and sales costs; and (v) license or royalty fees except where attributable to sales described in the foregoing clauses (a) and (b). If during any appeal process with regard to Damages which would be 540 Patent Damages but for the fact that additional appeals are available Buyer is required to and does pay any such Damages, Seller shall reimburse Buyer for such amounts, and if any such amount or portion thereof paid by Buyer is returned to Buyer, Buyer shall promptly pay such returned amount to Seller. Buyer shall use all commercially reasonable efforts to assist Seller to obtain payment or return of all such amounts.

     1.30 "Grabill Plant" means the facility located at 14123 Roth Road, Grabill, Indiana that is operated by the Division.

     1.31 "Hazardous Substances" shall mean any material presently listed, defined, designated or classified as hazardous, toxic or radioactive, under any Environmental Laws, whether by type or by quantity, and petroleum or any derivative or by-product thereof.

     1.32 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     1.33 "Huntington Plant" means the facility located at 1890 Riverfork Drive, Huntington, Indiana that is operated by the Division.

     1.34 "Identified Remedial Actions" shall have the meaning set forth in
Section 8.13(a).

     1.35 "Inkster Center" means the Automotive Sales and Marketing Center in Inkster, Michigan, now used by the Eagle-Picher Automotive Group.

     1.36 "Inventory" means all finished products, work-in-process, raw materials, spare parts and supplies which are used in the Business.

     1.37 "Key Employees" means certain key employees of the Division who are listed on Schedule 1.37 attached hereto.
          -------------

     1.37-1 "Known Source Area" shall have the meaning ascribed to it in Section 8.13(a).

     1.38 "Known to Seller" or "to Seller's Knowledge" means any information known (without any duty of independent inquiry) to any person (such knowledge to be actual and not imputed) who is listed by name and position on Schedule 1.38.
                                                                 -------------

     1.39 "Korean Joint Venture Interest" means all of Seller's right, title and interest in and to Dong Yang Eagle-Picher Limited, a corporation organized under the laws of the Republic of Korea.

     1.40 "Leased Real Property" means real property leased by Seller as lessee that is used in the Business.

     1.41 "Modified Door Skins" means Door Skins to be manufactured substantially in accordance with the technical drawings attached as Schedule
                                                                    --------
1.41 for sale to or at the direction of Pease Industries, Inc.
----

     1.42 "Net Worth" means an amount equal to the total assets less the total liabilities of the Division on the Closing Statement or the Adjusted February 28, 1997 Balance Sheet, as the case may be.

     1.43 "Off-Site Disposal" means the removal of Hazardous Substances or solid wastes from the Owned Real Property or Leased Real Property, the transportation of Hazardous Substances or solid wastes after removal from the Owned Real Property or Leased Real Property, or the disposal of Hazardous Substances or solid wastes after removal from the Owned Real Property or Leased Real Property, together in any such case, with all arrangements therefor, and prior, in any such case, to the Effective Time.

     1.44 "On-Site Damages" means Damages arising out of:

     (a) a breach of any representation or warranty of Seller contained in or made pursuant to Section 4.15(b) of this Agreement; or

     (b) all liabilities or obligations under the Environmental Laws arising out of one or more violations of applicable regulatory requirements under the Environmental Laws or arising out of Enforcement Agency Requirements, in each case as are due to:

          (i) Seller's operations on, or Seller's use or ownership of, the Owned Real Property prior to the Effective Time;

          (ii) Seller's operations on or Seller's use of the Leased Real Property prior to the Effective Time; or

          (iii) the condition on, at, under or of the Owned Real Property or the Leased Real Property prior to the Effective Time; or

     (c) the costs and expenses incurred by Seller and Seller's Affiliates for remediation or clean-up actions described in Section 8.13(f) and the monitoring and assessment actions described in Section 8.13(g); or

     (d) environmental remediation expenses, environmental removal expenses or environmental consultant or laboratory expenses arising out of clauses (a), (b) or (c) of this Section 1.44;

provided that, the On-Site Damages do not include any Damages arising out of Off-Site Disposal by Seller; and provided further, that On-Site Damages do not include (i) Damages arising out of any releases or actions by Buyer or occurring after the Effective Time, (ii) lost profits or revenues, or (iii) Damages arising out of interference with or interruption in the Business or the operation of the Assets.

     1.45 [Intentionally Left Blank]

     1.46 "Owned Real Property" means the real property at which the Ashley Plant, the Grabill Plant or the Huntington Plant is located, other real property used or managed by the Division, and all improvements thereon.

     1.47 "Permits" means the federal, state, local and other governmental and regulatory licenses, permits, orders, approvals and authorizations which relate to, or are necessary to conduct the Business, or to own the Assets.

     1.48 "Prior Door Skins" means Door Skins of the type manufactured by the Division prior to the Effective Time, but does not include Modified Door Skins.

     1.49 "Proprietary Information" shall have the meaning ascribed to it at
Section 1.02(g).

     1.50 "Purchase Price" shall have the meaning ascribed to it at Section
2.02.

     1.51 "Records" means a copy of the general ledger of the Business and originals or copies of all property and equipment records, production records, engineering records, purchasing and sales records, personnel and payroll records, accounting records, magnetic copies of computer files and documentation, customer and vendor lists, and other records and files used in the Business or which relate to or are material to the Business or the Assets; provided, however, "Records" shall not include the original of the general ledger of the Business, tax returns of Seller and policies or contracts of insurance, but Buyer shall be permitted to examine and make copies of such documents provided Buyer certifies to Seller that it needs access to such information for a bona fide business purpose reasonably satisfactory to Seller.

     1.51-1 "Revised Designated Clean-Up Standards" means any one or more of the Designated Clean-Up Standards if and as materially changed by regulations, guidelines or similar statements promulgated by the State of Indiana under the Environmental Laws of the State of Indiana in effect as of the Effective Date, but does not include any standards changed due to new statutes or statutory amendments or modifications that come into effect after the Effective Date.

     1.52 "Schedule" means any of the Schedules listed in the Table of Contents to this Agreement.

     1.53 "Seller Affiliate(s)" means any entity in control of, controlled by or under common control with Seller.

     1.54 "Seller's Accounting Practices" means Seller's past accounting practices, which are in material conformity with generally accepted accounting principles (except as listed on Schedule 1.54 attached hereto) consistently
                                -------------
applied.

     1.55 "Title Evidence" means the most recent version of the title commitments and the surveys obtained or to be obtained by Buyer prior to Closing as described in Section 8.11 of this Agreement.

     1.56 "Year-end Financial Statements" shall have the meaning ascribed to it in Section 4.10.

     Section 2. Purchase and Sale of Assets and Purchase Price.
                ----------------------------------------------

     2.01 Purchase. Subject to the terms and conditions of this Agreement,
          --------
Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, the Assets at the Closing, and Buyer shall assume the Assumed Liabilities at the Closing.

     2.02 Purchase Price. Subject to the adjustments provided for in Section
          --------------
2.03, the purchase price of the Assets shall be Thirty-Two Million Five Hundred Thousand Dollars ($32,500,000) (the "Purchase Price") and shall be allocated among the Assets in accordance with Section 2.04.

     2.03 Adjustment to Purchase Price. The Purchase Price shall be subject to
          ----------------------------
adjustment as provided in this Section 2.03.

     (a)  Preparation of the Closing Statement. Within 30 days after the
          ------------------------------------
Effective Time, Seller shall deliver to Buyer a proposed Closing Statement that has been audited by Deloitte & Touche LLP (together with a signed statement by such accounting firm verifying such audit). The Closing Statement shall be prepared in accordance with Seller's Accounting Practices, as applied in connection with the preparation of the February 28, 1997 Balance Sheet, adjusted, however, to give effect to the following:

          (i) the assets included on the Closing Statement shall not include Excluded Assets;

          (ii) the liabilities on the Closing Statement shall be only the Assumed Liabilities and no other;

          (iii) no deduction shall be made for depreciation after February 28, 1997;

          (iv) no accrual shall be made for taxes to be paid by Seller pursuant to Section 8.08 of this Agreement or otherwise;

          (v) the amount accrued for "Vacation and holiday" shall be in material conformity with generally accepted accounting principles, consistently applied, and (subject to adjustment, if any, as is required so that such amount is in material conformity with generally accepted accounting principles, consistently applied, and subject to further adjustment, if any, as is required so that such amount does not include an amount for employee bonuses accrued prior to the Effective Time) shall be as set forth on Schedule 2.03(a)(v) attached hereto; and
                     -------------------

          (vi) the amount accrued for "Maintenance equalization" shall be in material conformity with generally accepted accounting principles, consistently applied, and (subject to adjustment as is required so that such amount is in material conformity with generally accepted accounting principles, consistently applied) shall be as set forth on Schedule
                                                                --------
     2.03(a)(vi) attached hereto.
     -----------

     (b) Physical Inventory. Buyer and Seller agree that a physical inventory of
         ------------------
the Assets shall be taken by Seller as of the Closing Date and Buyer shall have a right to observe the taking of the physical inventory.

     (c)  Access to Books and Records. After the Closing, Buyer shall permit
          ---------------------------
Seller and its respective representatives, during normal business hours, to have reasonable access to, and to examine and make copies of the books and records of Buyer, for purposes of preparing the Closing Statement. After the Closing, Seller shall permit Buyer and its representatives, during normal business hours, to have reasonable access to the records of Seller which are in the possession of Seller and are necessary for Buyer and its representatives to review the Closing Statement. In addition, Seller and Buyer shall each permit the other and its representatives to review the work papers, if any, prepared or used by any independent auditor retained by Seller or Buyer, as the case may be, to prepare or review the Closing Statement.

     (d)  Objections to the Closing Statement.
          -----------------------------------
          (i) Buyer may object to any of the information contained in the Closing Statement which could affect the Closing Adjustment if such objection is based on a claim that the Closing Statement was not prepared in accordance with Section 2.03(a). Any such objection must be made by delivery of a written statement of objections (stating the basis of the objections with reasonable specificity) to Seller within 30 days following delivery of the Closing Statement. If Buyer makes such objection, Seller and Buyer shall seek in good faith to resolve such differences within 30 days following the delivery of such objections. During such time, if Seller disagrees with Buyer's objections, it shall state the basis of such disagreement with reasonable specificity. If Buyer does not so object to the Closing Statement within such 30-day period, the Closing Statement shall be considered final and binding upon the parties.

          (ii) In the event Buyer and Seller are unable to resolve a dispute or disagreement set forth in a written objection pursuant to this Section 2.03(d), either party may elect, by written notice to the other party, to have all such disputes or disagreements resolved by an accounting firm of recognized national standing acceptable to Buyer and Seller and not then employed by Seller or Buyer (the "Selected Accounting Firm"). If Buyer and Seller cannot agree upon the accounting firm to serve as the Selected Accounting Firm, then the Cincinnati, Ohio office of Coopers & Lybrand L.L.P. shall serve as the Selected Accounting Firm. The Selected Accounting Firm shall make a final and binding resolution of the disputes or disagreements, and the Closing Statement as finally determined by the Selected Accounting Firm shall be deemed acceptable to Buyer and Seller for all purposes of this Agreement. No appeal from such determination shall be permitted. The Selected Accounting Firm shall be instructed to use every reasonable effort to perform its services within 30 days after submission of the Closing Statement to it, and in any case, as soon as practicable after such submission. The costs and expenses for the services of the Selected Accounting Firm shall be borne in equal proportion by Seller and Buyer. Judgment upon any award or decision by the Selected Accounting Firm may be enforced by any court having jurisdiction thereof.

          (iii) In order to permit the selection in Section 2.03(d)(ii) of Coopers & Lybrand L.L.P. as the Selected Accounting Firm if the parties cannot otherwise agree: (A) Buyer represents that neither Buyer nor any current shareholder or majority-owned subsidiary of Buyer currently uses (and none of them within the last three years has used) the accounting services of Coopers & Lybrand L.L.P., and (B) Seller represents that neither Seller nor any current shareholder or majority-owned subsidiary of Seller currently uses (and none of them within the last three years has used) the accounting services of Coopers & Lybrand L.L.P.

     (e) Payment of Closing Adjustment. The amount of the Closing Adjustment, if
         -----------------------------
any, shall be determined as follows:

          (i) if the Net Worth on the Closing Statement exceeds $30,351,363.04 (the Net Worth on the Adjusted February 28, 1997 Balance Sheet), then the Closing Adjustment shall be an amount equal to such excess and shall be paid to Seller by Buyer within five days after the Closing Adjustment is finally determined; or

          (ii) if the Net Worth on the Closing Statement is less than $30,351,363.04 (the Net Worth on the Adjusted February 28, 1997 Balance Sheet),then the Closing Adjustment shall be an amount equal to the difference between the Net Worth on the Closing Statement and such $30,351,363.04 and shall be paid to Buyer by Seller within five days after the Closing Adjustment is finally determined.

     The Closing Adjustment will be paid in cash by wire transfer of immediately available funds to such bank account of payee as payee may specify.

     (f) For purposes of this Agreement, the term "Adjusted February 28, 1997 Balance Sheet" shall mean the February 28, 1997 Balance Sheet with the following adjustments:

          (i) the assets included on the Adjusted February 28, 1997 Balance Sheet shall not include Excluded Assets;

          (ii) the liabilities on the Adjusted February 28, 1997 Balance Sheet shall be only the liabilities and obligations of Seller that would be Assumed Liabilities if in existence as of the Effective Time and no other; and

          (iii) no accrual shall be made for taxes to be paid by Seller pursuant to Section 8.08 of this Agreement or otherwise.

Set forth as Schedule 2.03(f) is a copy of the Adjusted February 28, 1997
             ----------------
Balance Sheet.

     (g) Sample Closing Statement Determination. Set forth as Schedule 2.03 (g)
         --------------------------------------               -----------------
is a sample, hypothetical Closing Statement demonstrating how the Closing Statement is to be determined in accordance with this Agreement.

     2.04 Internal Revenue Form 8594. Seller and Buyer agree that the
          --------------------------
consideration payable for the Assets, Business and Seller's covenant not to compete is set forth on Exhibit A and is consistent with their negotiations and
                        ---------
agreement; and Seller and Buyer shall each act in a manner consistent with Exhibit A in (i) filing Internal Revenue Form 8594, captioned "Asset Acquisition Statement under Section 1060"; and (ii) paying sales and other transfer taxes in connection with the purchase and sale of the Assets pursuant to this Agreement.

     Section 3. Closing.
                -------
     3.01 Time and Place. The Closing under this Agreement shall take place at
          --------------
the offices of Thompson Hine & Flory LLP, 312 Walnut Street, Cincinnati, Ohio 45202, at 10:00 a.m., local time, on or before July 10, 1997, and shall be effective as of the Effective Time.

     3.02 Deliveries by Seller. At the Closing, Seller shall, subject to the
          --------------------
fulfillment to its reasonable satisfaction of the conditions set forth in
Section 10 or its waiver thereof, deliver to Buyer:

     (a) limited warranty deeds for the Owned Real Property in form and substance reasonably satisfactory to Buyer;

     (b) the Bill of Sale and Assignment and Assumption of Liabilities Agreement in the form of Exhibit B, dated the Closing Date and duly executed by
                         ---------
an authorized officer of Seller;

     (c) assignments (in form reasonably satisfactory to Buyer) of all rights of Seller under all patents, copyrights, trademarks, trade names, and applications therefor and license rights with respect to any of the foregoing (together with goodwill pertaining thereto) included in the Assets (the "Assignments");

     (d) a certificate, dated the Closing Date and executed by a duly authorized officer of Seller, certifying that the conditions set forth in Section 9.01 have been satisfied;

     (e) the Non-Competition and Confidentiality Agreement in the form attached hereto as Exhibit C, dated the Closing Date and duly executed by an authorized
          ---------
officer of Seller;

     (f) an opinion, dated the Closing Date, of Thompson Hine & Flory LLP, special counsel to Seller, in the form attached hereto as Exhibit D, and an
                                                          ---------
opinion letter of James A. Ralston, Vice President, General Counsel and Secretary of the Seller, in the form attached hereto as Schedule D-1;
                                                        ------------

     (g) copies of all resolutions of Seller's Board of Directors authorizing the transactions contemplated hereby or otherwise relating to this Agreement and the transactions contemplated hereby, certified by the Secretary (or an Assistant Secretary) of Seller as being in full force and effect on the Closing Date;

     (h) releases and UCC Termination Statements from any third party having a security interest in all or a portion of the Assets or such other evidence of termination of such security interests as is reasonably acceptable to Buyer;

     (i) a share transfer agreement for the Korean Joint Venture Interest substantially in the form attached hereto as Exhibit G duly executed by an
                                             ---------
officer of Seller and such other documents as may be reasonably required by counsel to the Buyer to cause the transfer to Buyer of the Korean Joint Venture Interest at the Effective Time (or as promptly thereafter as possible, with such transfer being treated by the parties as effective as of the Effective Time); and

     (j) such other documents and instruments as are required to be delivered to Buyer by Seller pursuant to this Agreement at or prior to the Closing, including vehicle titles to any certificated vehicles included among the Assets.

     3.03 Deliveries by Buyer. At the Closing, Buyer shall, subject to the
          -------------------
fulfillment to its reasonable satisfaction of the conditions set forth in
Section 9 or its waiver thereof, deliver to Seller the following:

     (a) an amount equal to the Purchase Price, payable in cash by wire transfer of immediately available funds to such bank account of Seller as Seller may specify;

     (b) the Bill of Sale and Assignment and Assumption of Liabilities Agreement substantially in the form attached hereto as Exhibit B, dated the Closing Date
                                             ---------
and duly executed by an authorized officer of Buyer;

     (c) a certificate, dated the Closing Date and executed by a duly authorized officer of Buyer, certifying that the conditions set forth in Section 10.01 have been satisfied;

     (d) an opinion, dated the Closing Date, of Jaffe, Raitt, Heuer & Weiss, counsel for Buyer, in the form attached hereto as Exhibit E;
                                                  ---------

     (e) copies of all resolutions of Buyer's Board of Directors authorizing the transactions contemplated hereby or otherwise relating to this Agreement and the transactions contemplated hereby, certified by the Secretary (or an Assistant Secretary) of Buyer as being in full force and effect on the Closing Date;

     (f) sales tax exemption certificate for the sale of inventories of Seller and any other certificate for exemption available for other types of property;

     (g) the share transfer agreement for the Korean Joint Venture Interest substantially in the form attached hereto as Exhibit G duly executed by an officer of Buyer; and

     (h) such other documents and instruments as are required to be delivered to Seller by Buyer pursuant to this Agreement at or prior to the Closing.

     3.04 Non-Assignable Contracts or Permits. Notwithstanding anything
          -----------------------------------
contained in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any right, title or interest in, to or under any Contract or Permit or any claim or right of any benefit arising thereunder or resulting therefrom if an attempted assignment or transfer thereof, without the consent of a third party, would constitute a breach thereof or in any way adversely affect the rights of Buyer or Seller thereunder, unless any such required consent is obtained. Seller shall use its reasonable commercial efforts to obtain, and Buyer agrees to cooperate with Seller in its efforts to obtain (including, without limitation, the submission of reasonable financial and other information concerning Buyer and the execution and delivery of any assumption agreements or similar documents reasonably requested by a third party), the consent of any such third party to the assignment or transfer thereof to Buyer in all cases in which such consent is required for assignment or transfer. To the extent that any of the Contracts are not assigned to Buyer at Closing and until such Contracts have been assigned the performance obligations of Seller shall, as between Seller and Buyer, be deemed to be subleased or subcontracted to Buyer. The Purchase Price shall not be reduced or increased by reason of the non-assignability or subcontracting of any of the Contracts.

     3.05 Further Adjustments to Reflect Closing Delay. At the Closing, the
          --------------------------------------------
parties shall make such further payments and take such further actions as are required under Section 8.16.

     Section 4. Representations and Warranties of Seller. Seller hereby
                ----------------------------------------
represents and warrants the following to Buyer as of the date of this Agreement:

     4.01 Organization; Good Standing; and Qualification. Seller is a
          ----------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Ohio with the corporate power and authority to conduct its business and to own and lease its properties and assets and is duly qualified or licensed to do business and is in good standing as a foreign corporation in the State of Indiana.

     4.02 Seller Affiliates. Except as set forth in Schedule 4.02, no part of
          -----------------                         -------------
the Business or any substantially similar business is conducted through any Seller Affiliate.

     4.03 Corporate Authority. Seller has the corporate power and authority to
          -------------------
execute, deliver and carry out the terms of this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby and thereby and has taken all necessary corporate action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby and thereby. This Agreement is, and the other agreements and instruments to be executed and delivered by Seller in connection with the transactions contemplated hereby and thereby will be, the legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and except that the enforceability of Seller's obligations is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.04 No Violation. Neither the execution and delivery of this Agreement or
          ------------
the other documents and instruments to be executed and delivered by Seller pursuant hereto, nor the consummation by Seller of the transactions contemplated hereby or thereby (a) will violate any provision of the Articles of Incorporation or Code of Regulations of Seller, (b) will, to Seller's Knowledge, violate or be in conflict with any applicable law or any judgment, decree, injunction or order of any court or governmental agency or authority, or (c) subject to the provisions of Section 4.05 and to obtaining the consents set forth in Schedule 4.05, will on the Closing Date violate or conflict with or
         -------------
constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or will result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the Assets under, any term or provision of the Articles of Incorporation or Code of Regulations of Seller or of any contract, commitment, understanding, arrangement, agreement, order, arbitration award, judgment, decree or restriction of any kind or character to which Seller is a party or by which it or any of its assets or properties may be bound or affected, other than violations or conflicts which would not have a material adverse effect on the Business or the Assets or the transactions contemplated by this Agreement.

     4.05 Consents. Except as set forth in Schedule 4.05, no authorization,
          --------                         -------------
consent, approval, order or filing with or notice to any court, governmental agency, instrumentality or authority, or another entity or person, is necessary for the execution and delivery of this Agreement or any other agreement or document to be delivered by Seller or the consummation by Seller of the transactions contemplated hereby or thereby.

     4.06 Title to Properties; Absence of Liens, Etc.
          ------------------------------------------
     (a)  Real Property Schedule. Set forth in Schedule 4.06(a)-1 is a complete
          ----------------------               ------------------
list of all Owned Real Property identified by street address and legal description. Set forth in Schedule 4.06(a)-2 is a complete list of all Leased
                          ------------------
Real Property identified by street address and each lease, sublease or other agreement under which Seller has rights with respect to the Leased Real Property. None of the Owned Real Property or Leased Real Property is leased by Seller to another person.

     (b)  Title to Real Property and Tangible Assets. Except as set forth in
          ------------------------------------------
Schedule 4.06(b), the Seller has good and marketable title to all of the Owned
----------------
Real Property and all of its other tangible properties and assets, including without limitation, those assets and properties reflected in the February 28, 1997 Balance Sheet and the Closing Statement, free and clear of all Encumbrances, except (i) liens for current Taxes not yet delinquent; (ii) properties and assets disposed of since the date of the February 28, 1997 Balance Sheet in the ordinary course of business; (iii) Encumbrances which do not individually or in the aggregate materially detract from the value, or impair the use, of the properties as currently used; (iv) Encumbrances disclosed on any Title Evidence; (v) inchoate mechanics and materialmens' liens for construction in progress described in Schedule 4.06(b); and (vi) liens of
                                      ----------------
workmen, repairmen, warehousemen and carriers arising in the ordinary course of business which are not material in amount.

     4.07  Condition of Tangible Personal Property. Except as disclosed in
           ---------------------------------------
Schedule 4.07 and except for inventories of the Business, to Seller's Knowledge,
-------------
each item of tangible personal property having a book value in excess of $10,000 included among the Assets is in operating condition or repair adequate for its present use, reasonable wear and tear and scheduled maintenance excepted, and is suitable for the conduct of the Business, and the Seller has not received any notice that any such item of tangible personal property is in violation of any applicable building, zoning, health or safety ordinance, code or regulation except for notices relating to matters which have been cured or waived to the satisfaction of the party on whose behalf any such notice was given.

     4.08 Completeness of Assets Transferred. Upon the consummation of the
          ----------------------------------
transactions contemplated by this Agreement, Buyer will own, lease or have access to all assets and rights reasonably required for the continued operation of the Business on a basis consistent with the past practices of the Business immediately prior to the

Effective Time and all technological information so required will be available to Buyer in usable and accessible form.

     4.09 Customers and Suppliers. Schedule 4.09 is a list of the ten largest
          -----------------------  -------------
customers and suppliers (measured by dollar volume in each case) of the Business during the fiscal year ended November 30, 1996.

     4.10 Financial Statements. Attached to Schedule 4.10 are copies of the
          --------------------              -------------
statements of income of the Business for the fiscal years ended November 30, 1994, November 30, 1995 and November 30, 1996 (the "Year-end Financial Statements"). Also attached to Schedule 4.10 is a copy of the February 28, 1997
                               -------------
Balance Sheet of the Business (collectively with the Year-end Financial Statements, the "Financial Statements"). Except as set forth in Schedule 4.10,
                                                                -------------
the Financial Statements have been prepared in conformity with Seller's Accounting Practices and fairly present, in all material respects, the financial position of the Business and the results of its operations as of the respective dates thereof and for the periods then ended.

     4.11 Undisclosed Liabilities. Seller has no material liabilities or
          -----------------------
obligations arising out of the Business or in respect of the Assets whether accrued, absolute, or contingent except for such liabilities or obligations which are accrued or reserved against in the Financial Statements or are disclosed in this Agreement or a Schedule or Exhibit hereto or arose in the ordinary course of business of the Business after February 28, 1997 or are liabilities or obligations under the Environmental Laws (which are the subject matter of other provisions of this Agreement) or except as set forth in Schedule
                                                                        --------
4.11.
----

     4.12 Litigation. Schedule 4.12 sets forth every investigation, action, suit
          ----------  -------------
or other legal proceeding, which involves the Business or the Assets and which is presently pending (except such actions, suits or proceedings as have not been served on Seller and which are not Known to Seller), or, to Seller's Knowledge, is threatened against Seller in respect of the Business or Assets. To Seller's Knowledge, it is not in violation of, and no party has asserted that it is currently in violation of, any judgment, decree, injunction or order outstanding against it and applicable to the Business or the Assets.

     4.13 Contracts and Commitments. Schedule 4.13 is a true and complete list
          -------------------------  -------------
of all Material Contracts in effect on the date of this Agreement. Seller has delivered to Buyer true and complete copies of each Material Contract listed in
Schedule 4.13. To Seller's Knowledge, Schedule 4.13 also contains a true and
-------------                         -------------
complete list of all other Contracts (that is, other than Material Contracts) in effect on the date of this Agreement, other than any purchase order entered into by Seller (as purchaser) in the ordinary course of business requiring payment of a total price of less than $25,000. Except as set forth in Schedule 4.13, Seller
                                                           -------------
is not in default in any material respect under any Material Contract and no condition or state of facts exists which, with notice or the passage of time, or both, would constitute such a default, except for any requirement that consent be obtained in order for Seller to assign such agreements to Buyer pursuant to this Agreement, except for such instances of default which do not, either alone or in the aggregate, materially and adversely affect the financial condition or operations of the Business, or except as otherwise expressly disclosed in this Agreement or any Schedule.

     4.14 Compliance with Law.
          -------------------

     (a) Except as set forth in Schedule 4.14 or Schedule 4.15 and except with
                                -------------    -------------
regard to Environmental Laws (which are covered in Section 4.15(c)), to Seller's Knowledge, Seller is operating the Business in compliance with all applicable laws, rules, regulations, ordinances, and standards of all governmental authorities (federal, state, local and otherwise), except for such instances of noncompliance which do not, either alone or in the aggregate, materially and adversely affect the financial condition or operations of the Business.

     (b) Except as set forth in Schedule 4.14, Seller has all Permits, except
                                -------------
for such permits, licenses, orders and approvals, the absence of which does not have a material adverse effect on the Business or the Assets. To Seller's Knowledge, all of the Permits are in full force and effect, and to Seller's Knowledge, no suspension or cancellation of any of them is being threatened, nor will any of the Permits be affected by the consummation of the transactions contemplated by this Agreement, except to the extent any such Permits are not transferable or are transferable only with the consent of the respective governmental or regulatory body. Except for those Permits identified on Schedule
                                                                        --------
4.14, to Seller's Knowledge, all such Permits are transferable to Buyer, subject
----
to the consent of the applicable governmental or regulatory bodies.

     4.15 Environmental Compliance.
          ------------------------

     (a) Environmental Reports. In accordance with the provisions of Section
         ---------------------
6.01 of this Agreement, Seller has made available to Buyer for Buyer's inspection and copying all Environmental Reports which are in its possession.

     (b) Condition of Property. Except as set forth in Schedule 4.15, to
         ---------------------                         -------------
Seller's Knowledge, no Environmental Conditions have existed on the Owned Real Property or the Leased Real Property while owned or leased by Seller, and no Environmental Conditions currently exist on the Owned Real Property or the Leased Real Property that violated or currently violate any Environmental Law, where such Environmental Conditions will result in Buyer incurring any costs or expenses for damages, fines, penalties, environmental remediation expenses or environmental removal expenses as a result of actions or proceedings by any federal, state or local environmental protection agency or department or by any third party.

     (c) Compliance with Law. Except as set forth in Schedule 4.15, to Seller's
         -------------------                         -------------
Knowledge since January 7, 1991, the Business has been operated while managed by Seller, and is now being operated, in compliance with all applicable Environmental Laws, except for such instances of noncompliance which do not, either alone or in the aggregate, materially adversely affect the financial condition or operations of the Business.

     (d) Permits and Licenses. Except as set forth in Schedule 4.15, to Seller's
         --------------------                         -------------
Knowledge, since January 7, 1991 the Business has obtained all permits, licenses and other authorizations which are required with respect to the properties and operations of the Business under applicable Environmental Laws. Except as set forth in Schedule 4.15, to Seller's Knowledge, since January 7, 1991 the
         -------------
Business has been and is now in compliance with all terms and conditions of the required permits, licenses and authorizations, and with any order, decree, or judgment of any governmental entity which since January 7, 1991 affected or is now affecting the Business or its properties, except for such instances of noncompliance which do not, either alone or in the aggregate, materially adversely affect the financial condition or operations of the Business.

     (e) Legal Proceedings. Except as set forth in Schedule 4.15, to Seller's
         -----------------                         -------------
Knowledge there are no actions, suits, demands, notices, claims, investigations or proceedings under any Environmental Law pending or threatened against the Business or relating to the Owned Real Property or Leased Real Property or pending or threatened requests for information from any governmental entity making inquiries in regard to the Owned Real Property or Leased Real Property or the Business relating to any Environmental Law or any notice of a pending or threatened claim that the Business is or may be a potentially responsible party under any Environmental Law or any pending or threatened third party subpoena in regard to the Owned Real Property or Leased Real Property or the Business relating to any Environmental Law.

     (f) Use or Storage of Hazardous Substances. Except as set forth in Schedule
         --------------------------------------                         --------
4.15, there are no Hazardous Substances currently utilized at or, to Seller's
----
Knowledge, currently stored at the Owned Real Property except for those for which permits have been obtained and are in effect or are present in a manner or in quantities which do not require issuance of permits under the Environmental Laws.

     (g) Releases of Hazardous Substances. To Seller's Knowledge, except as set
         --------------------------------
forth in Schedule 4.15, there has not been any unpermitted release of any
         -------------
Hazardous Substances on, under, at or from the Owned Real Property or the Leased Real Property during the time any such property was owned, leased, or operated by the Business except for such releases which do not, either alone or in the aggregate, materially and adversely affect the financial condition or operations of the Business. The term "release" shall have the meaning given to such term in
Section 101(22) of CERCLA.

     (h) Limitations. Nothing in this Section 4.15 shall be construed as a
         -----------
representation or warranty regarding activities, practices or conditions on the Owned Real Property, the Leased Real Property or any other real property currently or previously owned or operated by the Business, prior to Seller's operation of the Business, ownership or use of the Owned Real Property or use of the Leased Real Property to which such representation or warranty is applied.

     4.16 Employees. Seller has previously furnished Buyer with a list of the
          ---------
names, titles, and rates of compensation of all employees of the Business. Since March 28, 1997, there has not been any increase in compensation payable to or to become payable to any employees of the Business, except regular increases granted in the ordinary course of the Business and consistent with past practice of the Business. Except as disclosed in Schedule 4.12, there are no material
                                        -------------
controversies, grievances or claims pending, or to Seller's Knowledge threatened, by any of the employees, former employees or beneficiaries of employees of the Business with respect to their employment or benefits incident thereto. There is no union representation of employees of the Business, and to Seller's Knowledge, there has been no attempt to organize a union in the last twelve months.

     4.17 Employee Agreements and Benefit Plans.
          -------------------------------------

     (a) Schedule 4.17(a) contains a complete list of all written employment
         ----------------
agreements, all pension, retirement, profit sharing and bonus plans, and all deferred compensation, health, welfare, all severance arrangements, and other similar plans for the benefit of any of the employees of the Business including employee plans subject to ERISA (the "Employee Plans"). Seller has made available to Buyer a true and complete copy of each such Employee Plan. None of the Employee Plans is a multi-employer plan within the meaning of Section 3(37) of ERISA; Seller is not required, nor has it ever been required, to contribute with respect to any of its employees of the Business to any multiemployer plan; neither Seller nor any Seller Affiliate has or will incur any withdrawal liability to a multiemployer plan as a result of the transactions contemplated by this Agreement; and Buyer will not incur any withdrawal liability to a multiemployer plan based on Seller's participation therein as a result of the transactions contemplated by this Agreement.

     (b) Each of the Employee Plans is properly funded in accordance with the Code and ERISA and has been administered in accordance with its terms, and each of the Employee Plans which is subject to ERISA is in substantial compliance with ERISA; each of the Employee Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified; no plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; Seller has not incurred, directly or indirectly, any liability (including any material contingent liability) to or on account of an Employee Plan which is subject to ERISA pursuant to Title IV of ERISA; no "reportable event," as such term is defined in Section 4043(c) of ERISA or prohibited transaction within the meaning of Section 406 of ERISA has occurred with respect to any Employee Plan which is subject to ERISA and no tax has been imposed pursuant to Section 4975 or 4976 of the Code; and no condition exists which presents a material risk to Seller of incurring a liability to or on account of an Employee

Plan which is subject to ERISA pursuant to Title IV of ERISA; provided, however, that the documents relating to the Employee Plans which are subject to the Code and ERISA may not have yet been amended to reflect requirements imposed by the Tax Reform Act of 1986 and other statutes and regulations if the period in which such amendments must be adopted has not yet expired.

     (c) There are no pending, or, to the Knowledge of Seller, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Employee Plans or any trusts related thereto. Except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), or as set forth in Schedule 4.17(c), no Employee Plan provides current or former
                ----------------
employees of the Business with post-retirement medical benefits. Each of the employee plans which is subject to COBRA has been, and through the Effective Time will be, administered in substantial compliance with COBRA.

     4.18 Insurance. Schedule 4.18 sets forth a list and description of the
          ---------  -------------
insurance policies obtained by Seller with respect to the Business or Assets. Seller shall maintain such policies in effect through the Effective Time. No notice of suspension or cancellation of any such policies has been received by Seller or to the Knowledge of Seller, is threatened. To Seller's Knowledge, except as otherwise disclosed in this Agreement or any Schedule to this Agreement, there is no state of facts and no event has occurred forming the basis for any present property, general or products liability claim against Seller, with respect to the Business or Division which, subject to applicable deductibles, is not covered by such insurance. Set forth in Schedule 4.18 is a
                                                            -------------
description of loss claims (other than workers' compensation claims) made under the policies listed on Schedule 4.18 since January 1,1992 with respect to the
                       -------------
Business. Seller has heretofore delivered to Buyer a list of workers' compensation claims made with respect to the Business during the period of January 1, 1992 until April 23, 1997.

     4.19 Absence of Certain Changes, Events or Conditions. Since February 28,
          ------------------------------------------------
1997, and except as set forth in Schedule 4.19, (a) the Business has been
                                 -------------
conducted in the ordinary course on a basis consistent with past practice; (b) Seller has paid all creditors of the Business within the time agreed unless the existence or amount of indebtedness is being contested in good faith; (c) there has not been any material adverse change in the financial position, results of operations, assets, liabilities, net worth or business of the Business; (d) employees of the Business have continued to solicit and encourage contracts for business in the usual and ordinary course and consistent with past practices;
(e) in respect of the Business, Seller has made no other payments or entered into any transactions except in the ordinary course of business, consistent with past practices; (f) Seller has not entered into, adopted or amended, or altered the contribution policies under any Employee Plan (other than as are applicable generally to the employees of Seller); (g) Seller has not increased the salaries or compensation of any employees of the Business or paid any bonuses or similar compensation to any of the employees of the Business, except as provided in

Employee Plans in effect on February 28, 1997; (h) Seller has not attempted to accelerate or delay the collection of accounts receivable or the payment of accounts payable; and (i) subject to Section 6.02 of this Agreement, Seller has not made any capital expenditures (or entered into commitments therefor) with respect to the Business which are individually in excess of $100,000 or which in the aggregate exceed $250,000; provided, however, that Seller shall continue any existing capital expenditure projects or programs in a manner consistent with the performance of such projects or programs prior to February 28, 1997.

     4.20 Taxes. All federal, state, county, local and foreign tax returns and
          -----
reports of Seller required by law to be filed as of the date hereof which relate to or affect the Business or the Assets have been duly filed. Any and all such returns and reports which are not yet due and payable which relate to the Business or the Assets prior to the Effective Time will be filed by Seller as and when required by law. All federal, state, local, foreign and any other taxes (including all withholding and employment taxes), assessments (including interest and penalties), fees and other governmental charges with respect to the employees, properties, assets, income or franchises of Seller relating to or affecting the Business or the Assets which have become due and payable have been paid, except for any of the same which Seller is contesting in good faith by appropriate proceedings or which are described on Schedule 4.20. Any and all
                                                  -------------
such taxes which are not yet due which relate to the Business or the Assets prior to the Effective Time will be paid by Seller as and when required by law. To Seller's Knowledge there is no tax deficiency which could result in liens or claims on any of the Assets or on Buyer's title thereto or use thereof, or which could result in any claim against Buyer.

     4.21 Intellectual Property.
          ---------------------

     (a) To Seller's Knowledge, except for allegations described on Schedule
                                                                    --------
4.12 or Schedule 4.21(a), Seller has not infringed, misappropriated or misused
----    ----------------
any patent, trademark, trade name, copyright (or application for any of the foregoing), trade secret, know-how or confidential information or data of another in connection with the operation of the Business and the manufacture of the products of the Business. Schedule 4.21(a), lists all of Seller's patents,
                              ----------------
trademarks, service marks, trade names and registered copyrights and all applications for any of the foregoing which relate exclusively to the Business. Subject to the licenses listed in Schedule 4.21(a), Seller has good and
                                  ----------------
marketable title to the registered patents and trademarks in the listed jurisdictions and, to Seller's Knowledge, good title to all of the other Proprietary Information. To Seller's Knowledge, Seller has valid, binding, enforceable and assignable rights to use all of the Proprietary Information. Buyer acknowledges that Seller makes no representation or warranty hereunder that third parties cannot and do not lawfully possess and use in their business trade secrets, know-how, patents, trademarks, service marks, trade names, copyrights, applications for any of the foregoing and other similar proprietary or intellectual property rights or interests which are similar to the Proprietary Information. To Seller's Knowledge, the Proprietary

Information is the only proprietary property used or necessary in connection with the Business as presently conducted. To Seller's Knowledge, there has been no infringement, misappropriation or misuse of any of the Proprietary Information.

     (b) Schedule 4.21(b) sets forth a list of all computer software owned,
         ----------------
licensed or used in the conduct of the Business which is material to the operation of the Business. Seller holds good and valid title (free of all liens and encumbrances) to, or has valid licenses to use, all of the computer software listed in Schedule 4.21(b). Seller is not in material breach of the terms of any
          ----------------
computer software license listed on Schedule 4.21(b) and, to Seller's Knowledge,
                                    ----------------
none of the computer software listed in Schedule 4.21(b) infringes any
                                        ----------------
proprietary right of a third party.

     (c) All Door Skins manufactured or to be manufactured pursuant to purchase orders of the Business existing as of the Effective Time for sale after the Effective Time to Caradon Doors and Windows, Inc. or to Premdor Inc. : (i) if manufactured prior to the Closing Date, will be substantially in accordance with the applicable technical drawings attached as Schedule 4.21(c), or, (ii) if to
                                              ----------------
be manufactured after the Closing Date, are subject to purchase orders for Door Skins which provide or contemplate that such Door Skins shall be manufactured substantially in accordance with the applicable technical drawings attached as
Schedule 4.21(c).
----------------

     4.22 Accounts Receivable. All accounts receivable arising out of the
          -------------------
Business that are reflected on the Closing Statement will represent bona fide obligations of the respective account debtors arising in the ordinary course of the Business and, except as reflected in a reserve account included in the Closing Statement, shall not be subject to any counterclaim or right of offset. Except as reflected in a reserve account on the Closing Statement, to Seller's Knowledge, all such accounts receivable are collectible in full within 180 days after the Effective Time.

     4.23 Inventory. The Inventory will, on the Closing Date, consist of items
          ---------
that are usable or saleable in the ordinary course of its business, except to the extent of any reserve established by Seller in the Closing Statement in regard to obsolete or slow-moving inventory and except for those items of obsolete or slow-moving Inventory which have been written down in the Closing Statement in accordance with Seller's Accounting Practices.

     4.24 Transfer of Assets. THE ASSETS SHALL BE TRANSFERRED AND ASSIGNED BY
          ------------------
SELLER TO BUYER ON AN "AS IS, WHERE IS" BASIS WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED (INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE), EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT, AND EXCEPT SUCH WARRANTIES OF TITLE AS ARE SET FORTH IN THE INSTRUMENTS OF TRANSFER, CONVEYANCE, AND ASSIGNMENT TO BE DELIVERED TO BUYER PURSUANT TO SECTION 3.02.

     Section 5. Representations and Warranties of Buyer. Buyer hereby represents
                ---------------------------------------
and warrants the following to Seller as of the date of this Agreement:

     5.01 Organization and Standing. Buyer is a corporation duly organized,
          -------------------------
validly existing and in good standing under the laws of the State of Delaware with the corporate power and authority to conduct its business and to own and lease its properties and assets and is (or will be on the Closing Date) duly qualified or licensed to do business and in good standing as a foreign corporation in the State of Indiana.

     5.02 Corporate Authority. Buyer has the corporate power and authority to
          -------------------
execute, deliver and carry out the terms of this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby and thereby and has taken all necessary corporate action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby and thereby. This Agreement is, and the other agreements and instruments to be executed and delivered by Buyer in connection with the transactions contemplated hereby and thereby will be, the legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditor's rights generally and except that the enforceability of Buyer's obligations is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5.03 No Violation. Neither the execution or delivery of this Agreement or
          ------------
the other documents or instruments to be executed and delivered by Buyer pursuant hereto, nor the consummation by Buyer of the transactions contemplated hereby or thereby (a) will to Buyer's knowledge violate any provision of the certificate of incorporation or by-laws of Buyer; (b) will, to Buyer's knowledge, violate or be in conflict with any applicable law or any judgment, decree, injunction or order of any court or governmental agency or authority; or
(c) subject to the provisions of Section 5.05, will on the Closing Date violate or be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or will result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the assets or properties of Buyer under, any term or provision of the certificate of incorporation or by-laws of Buyer or of any contract, commitment, understanding, arrangement or agreement of any kind or character to which Buyer is a party or by which Buyer or any of its properties or assets may be bound or affected, other than violations or conflicts which would not have a material adverse effect on transactions contemplated by this Agreement.

     5.04 Litigation. There is no action, suit, proceeding or investigation at
          ----------
law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of Buyer threatened, against Buyer which would materially adversely affect the business or financial condition of Buyer, taken as a whole, or the ability of Buyer to consummate the transactions contemplated hereby.

     5.05 Consents. Except for the HSR Act filing and waiting period expiration
          --------
described in Section 8.09, no authorization, consent, approval, order of or filing with or notice to any court, governmental agency, instrumentality, or authority or other entity or person, is necessary for the execution and delivery of this Agreement or any other agreement or document to be delivered by Buyer or the consummation by Buyer of the transactions contemplated hereby.

     5.06 Financing. Buyer has secured, and has delivered to Seller a true and
          ---------
correct copy of, a written commitment from Bankers Trust Company to finance the transactions contemplated by this Agreement.

     5.07 No Known Misrepresentations. Buyer, together with its consultants,
          ---------------------------
representatives and agents, has no actual knowledge (without any duty of independent inquiry) of any misrepresentation or breach of warranty by Seller in regard to the representations and warranties set forth in Section 4.15 and environmental matters under Section 4.14(b), or as updated as the Closing Date pursuant to Section 9.01.

     Section 6. Certain Covenants of Seller.
                ---------------------------

     6.01 Access and Information; Customer Interviews.
          -------------------------------------------

     (a) Seller has heretofore provided to Buyer and Buyer's authorized representatives reasonable access during normal business hours to the books and records of the Division and to the Owned Real Property, and has caused the Division to furnish Buyer with such information with respect to the Business and Assets as Buyer or its authorized representatives from time to time requested. Buyer has substantially completed its due diligence review of the Business, the Assets and the financial statements of the Division, except as described on
Schedule 6.01. During the period from the date of the Agreement to the Closing
-------------
Date, Seller shall provide to Buyer and Buyer's authorized representatives reasonable access during normal business hours to the books and records of the Division and the Owned Real Property, but only insofar as such access is reasonably required with regard to Buyer's due diligence listed in
Schedule 6.01. Buyer shall indemnify and hold Seller and its employees and agents, and each of them, harmless from and against any and all losses, claims, damages and liabilities (including by way of example, but not limitation, reasonable attorneys' fees incurred in connection therewith) arising out of or resulting from Buyer's due diligence review as described in this Section 6.01 or Buyer's exercise of its rights under this Section 6.01 whether occurring prior to or after the date of this Agreement.

     (b) Buyer may, in its discretion, interview prior to the Closing Date the following customers of the Business: (i) John Deere; (ii) Pease Industries, Inc.; (iii) Volvo; (iv) Caradon Doors and Windows, Inc.; and (v) Premdor Inc; provided that Buyer shall give Seller adequate notice of each such interview and Seller may, in its discretion, have a representative of Seller in attendance at each such interview.

     6.02 Conduct of Business Prior to Closing. Unless the prior written consent
          ------------------------------------
of Buyer is otherwise obtained, which consent shall not be unreasonably withheld (and Buyer shall at all times designate one or more persons to be available during normal business hours, which persons(s) shall have the authority to provide such consent), between the date hereof and the Closing Date, the Business will be conducted in the ordinary course that is substantially in the same manner as it previously has been carried on by Seller, using the same methods of manufacture, purchase, sale, lease, accounting and operating, provided that without Buyer's consent (which consent shall not be unreasonably withheld), Seller with respect to the Business and Assets:

     (a) will not enter into, adopt or amend, or alter the contribution policies under, any Employee Plan (other than as are applicable generally to the employees of Seller);

     (b) enter into or amend any Employee Plan (other than as are applicable generally to the employees of Seller), increase the salaries or compensation of any employees of the Business or pay any bonuses or similar compensation to any of the employees of the Business, except as provided in Employee Plans in effect on the date of this Agreement;

     (c) will use its reasonable commercial efforts to preserve the Business intact, keeping available the service of its employees and preserving the goodwill of suppliers, customers and others doing business with the Business;

     (d) will not enter into any agreement for the purchase, sale or other disposition of, or purchase, sell or otherwise dispose of, any equipment, supplies, inventory, investments or other assets (other than sales of inventory, purchases of parts, materials and supplies, in each case in the ordinary course of the Business);

     (e)  will not compromise or write-off any material account receivable;

     (f) will not attempt to accelerate or delay or cause any other party to accelerate or delay the collection of accounts receivable or the payment of accounts payable; and

     (g) will not make any capital expenditure (or enter into commitments therefor) with respect to the Business which is individually in excess of $100,000 or which in the aggregate exceed $250,000 (except as disclosed in Schedule 4.19); provided, however, that Seller shall continue any existing capital expenditure projects or programs in a manner consistent with the performance of such projects or programs prior to the date of this Agreement.

     6.03 Confidentiality. After the Closing Date, Seller shall keep
          ---------------
confidential, except as to directors and officers of Buyer and Control Persons, all information concerning the Business which was considered confidential by Seller prior to the Closing Date, unless such information is required to be disclosed by law (in which case Seller shall promptly notify Buyer of any such pending disclosures) or is readily ascertainable from public or published information or trade sources.

     6.04 Reimbursement of Certain Repair or Replacement Costs. Seller shall
          ----------------------------------------------------
reimburse Buyer for any and all amounts of payments made or "direct costs" incurred by Buyer prior to the date eighteen months after the Closing Date for obligations and liabilities of Seller for repair or replacement of products of the Business shipped prior to the Effective Time, but only to the extent such amounts exceed the reserve therefor on the Closing Statement, only to the extent such payments were made or costs incurred in a commercially reasonable manner with due regard for reasonable minimization of such payments and costs and only for amounts for which Buyer has given notice to Seller within nineteen months after the Effective Time. The term "direct costs" as used in the previous sentence refers to direct costs borne by Buyer for raw materials, labor and out-of-pocket expenses (such as freight) for such reimbursable repairs or replacements calculated in accordance with Buyer's standard accounting practices and does not include other costs such as (by way of example but not limitation) fixed costs, overhead costs or selling, general or administrative costs. The provisions of this Section 6.04 do not apply to any claims by third parties for property damage, physical injury or death, regardless of whether such claims arise out of allegations of breach of contract, tort, strict liability, products liability or otherwise; to the extent the responsibility for such other claims is allocated under this Agreement, other provisions shall govern.

     Section 7. Certain Covenants of Buyer.
                --------------------------

     7.01 Personnel Required in Response to Litigation. Buyer agrees to make
          --------------------------------------------
former employees of the Business available to Seller as reasonably required by Seller after the Closing Date in the event that any litigation which Seller is required to defend is commenced or previously was commenced against Seller with regard to the Business. Seller agrees to reimburse Buyer for: (a) actual and reasonable out-of-pocket expenses, such as travel costs incurred by Buyer in connection with requests by Seller pursuant to this Section 7.01, and (b) base salaries, base wages and overtime wages paid by Buyer to those of its employees who were formerly employed by Seller in the Business with respect to the hours spent by such employees on such matters at Seller's request, but such reimbursement will be applicable only for activities initiated by Seller (e.g., in helping Seller prepare for litigation but not for activities such as discovery initiated by another party) in proceedings in which Seller is a party or a potential indemnitor and then only to the extent the aggregate amount of such base salaries, base wages and overtime wages exceeds $15,000.

     7.02 Confidentiality. Buyer agrees that any information contained in any
          ---------------
Schedule or Exhibit to this Agreement or otherwise provided to Buyer pursuant to this Agreement shall be held by Buyer as confidential information in accordance with, and shall be subject to the terms of, that certain letter confidentiality agreement dated December 5, 1996, executed by on behalf of Buyer and Bain Capital and by McDonald & Company Securities, Inc. on behalf of itself and Seller and entered into in connection with the transactions contemplated hereby (the "Confidentiality Agreement"). The terms of the Confidentiality Agreement are hereby incorporated by reference herein and shall continue in full force and effect, and if this Agreement is terminated or if the Closing shall not have occurred for any reason whatsoever, the Confidentiality Agreement shall thereafter remain in full force and effect in accordance with its terms.

     7.03 Use of the Name "Eagle-Picher". After the Effective Time, Buyer may
          ------------------------------
continue to use existing supplies of sales literature, stationery, signs and other materials which identify Seller provided (i) that with respect to products shipped to customers of Buyer after the Effective Time, Buyer shall remove or block out the name "Eagle-Picher" or any derivation thereof and (ii) that with respect to all other materials, Buyer shall also block out such identifying names.

     7.04 Employee Matters.
          ----------------

     (a) Buyer will offer employment as of the Effective Date to each of the Key Employees pursuant to employment agreements substantially in the form of Exhibit
                                                                         -------
F attached hereto at total compensation levels (remuneration and benefits) for
-
each Key Employee equal to or greater than that currently received from the Seller. Buyer, in its sole discretion, may offer employment to any or all other employees of the Division.

     (b) Except for the Assumed Liabilities and except for Buyer's obligations under such employment agreements with Key Employees, Buyer does not assume and shall not be responsible for, any liability, commitment or obligation of Seller for any employment responsibilities or obligations of Seller including, by way of example, but not limitation, any obligations and liabilities of Seller for salaries, bonuses or other compensation, for any severance pay under any severance or separation plan, policy or agreement or similar obligation arising out of or in connection with any termination or change of employment (including in connection with consummation of the transactions contemplated in this Agreement), for any obligation or liability under any collective bargaining or labor agreements, or for any obligation or liability of Seller arising out of the sponsorship or administration of, or contribution to, any Employee Plan or contributions to any multiemployer pension plan, as defined in Section 3(37) of ERISA (whether or not these contributions were made for the benefit of employees of the Business).

     (c) Notwithstanding the provisions of Section 7.04(b), Buyer shall make available to each Continued Employee medical benefits the same as those generally provided to other employees of Buyer, provided, however, that: (i) the medical benefits made available by Buyer shall not include any provision by which Buyer shall pay premiums for such employees for coverage under a medical benefit plan provided by Seller to its employees, (ii) no provision of this
Section 7.04 shall require Buyer to pay COBRA premiums for any of its employees who become eligible for COBRA benefits as a result of termination of their employment by Seller, and (iii) such medical benefits shall not apply to dependents of Continued Employees who, on the Closing Date, are confined to a hospital, but shall apply to each such dependent on the earliest of the following dates applicable to such dependent (as long as the Continued Employee on whom such dependent's coverage is based is still employed by Buyer as of such date): (A) the date on which the condition on which such hospital confinement is based ends, (B) the date on which such dependent is able to resume his normal activities, and (C) the date on which such dependent becomes eligible for such medical benefits as a result of any change in the policies and practices of Buyer. Such medical benefits provided by Buyer shall be offered by Buyer from the Closing Date until at least 18 months thereafter, shall not have preexisting condition exclusions (other than as specifically provided in clause (iii) of the preceding sentence) longer than the exclusions in Seller's plans and shall credit coverage with the Seller against any preexisting condition exclusion period. Buyer shall recognize or cause to be recognized the dollar amount of all expenses incurred by employees during the 1997 calendar year up to the Closing Date for purposes of satisfying the 1997 calendar year deductibles and co-payment limitations under relevant benefit plans of Buyer. Seller shall furnish, in a form reasonably acceptable to Buyer, sufficient data concerning deductibles and co-payments satisfied while covered under Seller's plans. Seller shall comply with its obligations under COBRA with respect to its employees employed in the Business prior to the Closing Date.

     (d) If the Closing occurs, Seller will amend, effective as of the Effective Time, the Eagle-Picher Salaried Plan and the Eagle-Picher Hourly Plan to provide that, solely for the purpose of determining eligibility for early retirement (but not benefit accrual), employees of the Business will receive vesting service credit for employment with the Buyer after the Closing Date. This amendment will not affect any employee's accrued benefit under the Seller's plans, nor change the early retirement reduction factor which will be applied to that accrued benefit if the employee elects to retire early under Seller's plan(s). This amendment will not cause an employee to become vested in his accrued benefit if he would not have been vested in his accrued benefit as of the Closing Date without the amendment contemplated by this Section 7.04(d).

     (e) Buyer shall be responsible for ensuring that all requirements of the Worker Adjustment and Retraining Notification Act are met in connection with this Agreement and the transactions contemplated by this Agreement, including but not limited to, providing proper notices to employees of Seller and to others.

     7.05 Use of Inkster Center. Buyer agrees that even though Division
          ---------------------
personnel now use the Inkster Center, the Inkster Center will not be available for use by Buyer's employees or representatives after the Closing.

     Section 8. Certain Additional Agreements and Covenants of Buyer and Seller.
                ---------------------------------------------------------------

     8.01 Consummation of Transactions. Upon the terms and subject to the
          ----------------------------
conditions of this Agreement, each of the parties hereto agrees to use its best efforts (a) to take, or cause to be taken, all such actions and to do, or cause to be done, all other things necessary to carry out its obligations hereunder;
(b) to cause the conditions to the obligations of the other party hereto to be satisfied prior to or at the Closing; and (c) to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement, including obtaining all waivers, permits, consents and approvals and effecting all registrations, filings and notices with or to third parties or governmental or public bodies or authorities which are necessary in connection with the transactions contemplated by this Agreement; provided, however, that this Section 8.01 shall not require either party to waive any condition for its benefit or any performance hereunder by the other party or to make any payment to any third party, whether private or governmental, or to expend any funds or incur any economic burden in connection with obtaining the consent of any third party, whether private or governmental; and provided, further, that this Section
8.01 shall not require such party to take any action the result of which, in its reasonable judgment, would be to impose material limitations on its ability to consummate and retain the full benefits of the transactions contemplated hereby.

     8.02 Public Announcements. Prior to the Closing Date, Buyer, Seller or any
          --------------------
Control Person of either of them will mutually agree on any announcement or correspondence with or to the public or customers, suppliers, or employees of Seller about the terms and conditions of this Agreement or the transactions contemplated hereby unless such announcement is required by law in the good faith opinion of counsel and in such a case, the announcing or corresponding party will notify the other party and provide it in advance with a copy of the public disclosure and an opportunity to comment on such proposed disclosure. On or after the Closing Date, Seller and Buyer will not disclose the amount of the Purchase Price without the consent of the other or unless required to do so by law.

     8.03 Bulk Sales Laws. Seller and Buyer hereby waive compliance with the
          ---------------
provisions of any applicable bulk sales or other similar laws.

     8.04 Items Received after Effective Time. Seller shall promptly pay or
          -----------------------------------
transfer to Buyer, if and when received, any amounts or other items which shall be received by Seller after the Effective Time in respect of any receivables or other Assets transferred and assigned to Buyer. Buyer shall promptly pay to Seller, if and when received, any amounts or other items which shall be received by Buyer after the Effective Time which are not transferred to Buyer pursuant to this Agreement.

     8.05 Access to Records. Buyer agrees that on and after the Closing it will
          -----------------
permit Seller and its representatives during normal business hours to have access to and examine and make copies of all of the Records which are delivered to Buyer pursuant hereto provided that Seller states that it requires such information in connection with the preparation of tax returns or another bona fide business purpose reasonably satisfactory to Buyer. Buyer also agrees that it will cooperate with Seller and make information available to Seller as reasonably requested by Seller in connection with litigation involving the Business or Assets for which Seller has retained liability under this Agreement. Seller agrees that it will use all commercial efforts to prevent the disclosure to any person or use by any person of any confidential information which is delivered to Seller pursuant to this Section 8.05 other than pursuant to a court order or subpoena or with respect to tax returns and other reports required by law. All Records which are delivered to Buyer hereunder will be preserved by Buyer and all Records which are not delivered to Buyer hereunder will be preserved by Seller, in each case, for a period of seven years following the Closing.

     8.06 Further Assurances. Each party shall at the request of the other party
          ------------------
do and perform or cause to be done and performed all such further acts and furnish, execute and deliver such other documents, instruments, certificates, notices or other further assurances as counsel for the requesting party may reasonably request, from time to time, to consummate more effectively the transactions contemplated by this Agreement or to vest in Buyer all of Seller's right, title and interest in the Assets.

     8.07 Expenses; Sales and Other Transfer Taxes. Except as otherwise provided
          ----------------------------------------
in this Agreement, each party will pay all fees and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby; provided, however, that all sales, transfer and similar taxes and fees incurred in connection with this Agreement and the transactions contemplated hereby, if any, shall be borne by Buyer, and Buyer shall file all necessary documentation with respect to such taxes.

     8.08 Proration of Taxes.
          ------------------

     (a) All real property, personal property and similar taxes and installments of general and special assessments, if any, with respect to the Assets shall be prorated as of the Effective Time. Such prorations shall, initially, be based on the most recent tax and assessment statements, received by Seller as of the Closing Date. Seller shall be responsible for all such taxes allocable to all times prior to the Effective Time and Buyer shall be responsible for all such taxes and assessments allocable to all times after the Effective Time. Following the Effective Time, each party shall, upon request of the other party, immediately reimburse the other party for any such taxes, assessments or other expenses for which said party is responsible but have been paid by the other party.

     (b) If the amount of any real property, personal property or similar tax changes after the Effective Time for any reason whatsoever (for instance, as a result of an audit, appeal, revaluation or the use of an incorrect estimate by the parties), whether such change is the result of any action of or by Seller, Buyer or the tax authorities, the parties shall promptly adjust the prorations of such taxes hereunder. Seller shall be responsible for and shall make an adjustment payment to Buyer for any increase in such taxes, prorated as of the Effective Time, and Seller shall benefit from and Buyer shall make an adjustment payment to Seller for any decrease in such taxes, prorated as of the Effective Time, provided that all changes in taxes which affect only post-Effective Time periods of time shall be the sole obligation of, or shall inure solely to the benefit of, Buyer.

     (c) To facilitate the adjustments described in Section 8.08(b) above, Buyer shall promptly provide Seller with a copy of any real property, personal property or similar tax bill or statement received by Buyer which affects any tax which was prorated hereunder, even if the tax bill or statement does not reflect a subsequent amendment or change. If either Buyer or Seller determine that a prorated tax has changed, the parties shall immediately meet to resolve the amount of any adjustment payment. If both parties cannot agree as to the proper amount of adjustment, the issue shall be submitted for resolution under the procedure outlined in Section 2.03(d) of this Agreement.

     8.09 HSR Act Filing. Seller and Buyer acknowledge that the transactions
          --------------
contemplated by this Agreement require filings with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") under the HSR Act. Seller and Buyer have filed with the FTC and the Antitrust Division the notifications and reports required to be filed pursuant to the HSR Act, which notifications and reports comply in all material respects with the requirements of such Act. Buyer shall be solely responsible for payment of the filing fees under the HSR Act.

     8.10 Transitional Services. Seller will cooperate with Buyer to undertake
          ---------------------
to allow Buyer to make use from the Effective Time until August 31, 1997 of the lock-box used by Seller immediately prior to the Effective Time for the collection by Buyer of accounts receivable included in the Assets or generated after the Effective Time by the Business being acquired. The parties agree that Seller will not have any further obligation to, and will not, provide any other services to Buyer in regard to the transition of the ownership of the Assets and the Businesses as contemplated by this Agreement.

     8.11 Title Evidence. Buyer shall, at its sole cost and expense, obtain
          --------------
prior to June 16, 1997: (a) a commitment for owner's policies of title insurance for each of the parcels of Owned Real Property pursuant to which the title company issuing the same commits to issue an ALTA form owner's policy of title insurance, and (b) an "as-built" survey of each of the parcels of Owned Real Property, either of which may be modified pursuant to Section 9.04. Buyer shall deliver copies of such commitments and surveys to Seller prior to June 16, 1997.

     8.12 Other Tax Matters.
          -----------------

     (a) Whenever any taxing authority sends a notice of an audit, initiates an examination of Seller with regard to the Business, the Assets or the Division, or otherwise asserts a claim, makes an assessment or disputes the amount of taxes with regard to the Business, the Assets or the Division: (i) for any taxable period for which Seller is or may be liable; or (ii) for any taxable period that involves an issue that could potentially affect a taxable period for which Seller is or may be liable, Buyer, when informed thereof, shall promptly inform Seller, and Seller shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute to the extent such proceedings or determinations affect the amount of taxes for which Seller is liable under this Agreement. Whenever any taxing authority sends a notice of an audit, initiates an examination of Buyer with regard to the Business or the Assets or otherwise asserts a claim, makes an assessment or disputes the amount of taxes with regard to the Business or the Assets; (i) for any taxable period for which Buyer is liable; or (ii) for any taxable period that involves an issue that could potentially affect a taxable period for which Buyer is or may be liable, Seller, when informed thereof, shall promptly inform Buyer, and Buyer shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute, except to the extent such proceedings affect the amount of taxes for which Seller is liable under this Agreement.

     (b) Buyer and Seller will provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any tax return, any audit or other examination by any taxing authority, judicial or administration proceedings relating to liability for taxes in connection with the Business, the Assets or the Division, and each will retain and provide the other with any records or information which may be relevant to such return, audit or examination, proceedings or determination. Such assistance shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and shall include providing copies of any relevant tax return and supporting work schedules. The party requesting assistance hereunder shall reimburse the other for reasonable expenses incurred in providing such assistance.

     (c) Without limiting in any way the foregoing provisions of this Section 8.12, Buyer hereby agrees that it will retain copies of all Records or information which may be relevant to the tax returns or obligations of Seller with regard to the Business, the Assets or the Division for all taxable periods which include the Effective Time, and that such Records and information shall be maintained for a period of seven years. During said seven year period, Buyer will not destroy or otherwise dispose of such Records or information without first providing Seller with a reasonable opportunity to review and copy the same.

     8.13 Certain Environmental Matters
          -----------------------------

     (a) Set forth in Schedule 8.13(a) is a list of certain areas at the Owned
                      ----------------
Real Property that have been identified by the parties as known source areas (the "Known Source Areas").

     (i) After the Closing Date, Seller will diligently and in a commercially reasonable manner undertake the following work reasonably necessary to address certain Known Source Areas identified on Schedule 8.13(a) (the "Identified
                                         ----------------
Remedial Actions"): (A) delineate the extent of contamination to the extent such
                     -
contamination exceeds the Designated Clean-Up Standards sufficient to identify necessary remedial actions, if any; (B) undertake appropriate and reasonable
                                     -
remedial actions, if any, to meet the Designated Clean-Up Standards; and (C)
                                                                          -
perform sampling, as reasonably necessary, to demonstrate that the Designated Clean-Up Standards have been met. The parties have agreed that the Identified Remedial Actions will be undertaken pursuant to this Section 8.13(a) only at the certain Known Source Areas identified on Schedule 8.13(a) and not on others,
                                         ----------------
provided that remedial actions may be required at such other Known Source Areas under Section 8.13(b) of this Agreement under the circumstances set forth in
Section 8.13(b).

     (ii) Buyer may, at its sole discretion and expense, take split or duplicate samples of any samples taken by Seller in performance of the Identified Remedial Actions or perform reasonable and appropriate additional testing to verify Seller's performance of the Identified Remedial Actions or the Environmental Conditions of the remediated Known Source Areas following completion of the Identified Remedial Actions. Seller shall notify Buyer when it has completed the Identified Remedial Actions (or any portion thereof that Seller deems appropriate). If Buyer believes that any Identified Remedial Action so notified is not complete, it may notify Seller within 30 days after it receives such notice of such completion. Such notice from Buyer shall state (with reasonable specificity) the basis on which Buyer claims that the Identified Remedial Action is not complete and a list and description of what specific further actions Buyer believes are required. If Buyer gives such notice, Seller and Buyer shall seek in good faith to resolve such differences within 30 days following the delivery of such objections. During such time, if Seller disagrees with Buyer's objections, it shall state the basis of such disagreement with reasonable specificity. If Buyer does not so object to Seller's notice that Identified Remedial Actions are complete within such 30-day period, the Seller's determination that they are complete shall be considered final and binding upon the parties for purposes of this Section 8.13(a), but such determination shall not relieve Seller from any other obligation it may have under this Section 8.13 or Section 12.01. If Buyer and Seller are unable to resolve a dispute or disagreement set forth in a written objection pursuant to this Section 8.13(a), either party may elect, by written notice to the other party, to have all such disputes or disagreements resolved pursuant to Section 14.07.

     (iii) The parties shall cooperate with regard to the Identified Remedial Actions in order to minimize (to the extent reasonable) the costs of such Identified Remedial Actions, to allow Seller all reasonable or necessary access to the Owned Real Property to perform and monitor such Identified Remedial Actions and to minimize (to the extent reasonable) any interference with the ongoing operations at the Owned Real Property.

     (b) If, at any time prior to June 30, 2003, additional actions are required in any of the Known Source Areas to meet a Revised Designated Clean-Up Standard or as a result of an Enforcement Agency Requirement, Seller will undertake such additional actions provided that the cost of such additional actions shall not exceed $500,000; and provided further that, to the extent the cost of such additional actions exceeds $500,000, Seller shall nevertheless undertake such additional actions to the extent that the cost of such additional actions in excess of such $500,000 shall be subject to a maximum of the portion of the $3,250,000 set forth in Section 8.13(d)(iv) which remains unused for claims under Section 8.13(d). The parties shall cooperate with regard to such additional actions in order to minimize (to the extent reasonable) the costs of such additional actions, to allow Seller all reasonable or necessary access to the Owned Real Property to perform and monitor such additional actions and to minimize (to the extent reasonable) any interference with the ongoing operations at the Owned Real Property. Buyer may, at its sole discretion and expense, take split or duplicate samples of any samples taken by Seller in performance of the additional actions contemplated by this Section 8.13(b) or perform reasonable and appropriate additional testing to verify Seller's performance of such additional actions or the Environmental Conditions of the remediated Known Sources Areas following completion of such additional actions.

     (c) Subject to the terms and conditions of this Section 8.13, Seller hereby agrees to indemnify, defend and hold harmless Buyer after the Closing, from and against all On-Site Damages asserted against, resulting to, imposed upon, or incurred by Buyer, directly or indirectly. Seller further agrees to indemnify Buyer from and against any fines or penalties arising from the items set forth in Schedule 4.15, at subpart (c), designated as "Environmental Compliance Exceptions", to the extent such fines or penalties arise out of Seller's action or any failure to act prior to the Closing Date.

     (d) Notwithstanding anything contained in this Agreement to the contrary:
(i) Seller shall not be liable to indemnify Buyer for On-Site Damages until the aggregate amount of all such On-Site Damages exceed $25,000 and then Seller shall be liable only to the extent all such Damages exceed $25,000 and only up to the maximum described in the following Section 8.13(d)(iv); (ii) Seller shall not be liable to indemnify Buyer for any On-Site Damages except where Seller has received notice from Buyer on or prior to June 30, 2001 (except as provided in
Section 8.13(b) above) of its claim for indemnity for the On-Site Damage specified in such notice; (iii) Seller shall not be liable to indemnify Buyer for any On-Site Damages that would not have been incurred prior to June 30, 2001 but for Buyer's breach of Section 8.13(e); and (iv) Seller shall have no obligation to incur or pay more than $3,250,000 in the aggregate for (A)
                                                                              -
Costs and expenses incurred by Seller for additional actions pursuant to Section 8.13(b) and (B) On-Site Damages paid or incurred under Section 8.13(c).
             -

     (e) After the Closing Date and until June 30, 2003, Buyer will conduct its operations at, and manage, the Owned Real Property and the Leased Real Property with due regard to minimizing the On-Site Damages, including but not limited to:
(i) Buyer will not conduct or have a third party conduct environmental inspections, assessments, surveys or audits with regard to the Owned Real Property or the Leased Real Property, except that Buyer may, at its sole expense: (A) conduct the testing contemplated by Section 8.13(a)(ii), (B)
          -                                                            -
conduct, after reasonable prior written notice to Seller, testing as required by Bankers Trust Company pursuant to a credit agreement with Buyer dated on or about July 10, 1997, as it may be amended, supplemented or replaced, but only insofar as Buyer has used all commercially reasonable efforts to minimize the scope and amount of such testing, (C) conduct, after reasonable prior written
                                   -
notice to Seller, testing as necessary to obtain financing or to comply with legally required disclosure requirements, but only insofar as Buyer has used all commercially reasonable efforts to minimize the scope and amount of such testing, (D) conduct non-invasive environmental audits or compliance
          -
assessments, or (E) conduct testing, after prior consultation with Seller, as
                 -
necessary to protect public health and safety; (ii) Buyer will not notify environmental regulatory agencies or third parties about the Environmental Conditions at the Owned Real Property or the Leased Real Property or about other information that could affect On-Site Damages except when specifically required by applicable Environmental Laws to do so or in connection with financing arrangements, sale of the Owned Real Property or sale of all or substantially all of the stock of Buyer after obtaining Seller's prior written consent, which consent will not be unreasonably withheld; and (iii) Buyer will materially comply with all applicable Environmental Laws with regard to the Owned Real Property, the Leased Real Property, and the Business. Buyer will provide to Seller a copy of the relevant portion of any documents requiring testing or other actions to be taken pursuant to Sections 8.13(e)(i)(B) or (C) reasonably
                                                          -      -
prior to taking such actions.

     (f) After the Effective Time, the parties will cooperate to minimize, to the extent reasonable, the On-Site Damages. To the extent that the On-Site Damages include the obligation to remediate any of the Owned Real Property or the Leased Real Property or Seller, in its reasonable discretion, determines that remedial action at the Owned Real Property or the Leased Real Property should be undertaken to minimize or lessen On-Site Damages, such remediation shall be managed and conducted by Seller in accordance with methods and processes determined by Seller in its reasonable discretion, and, subject to
Section 8.13(d)(iv), shall be at Seller's expense. Seller's obligation to remediate any Owned Real Property or Leased Real Property shall be limited to taking such remedial actions as are reasonably necessary to meet Enforcement Agency Requirements, if any, and, in the case of a Known Source Area, to take such actions as provided in Section 8.13(a) and (b) above, whichever is applicable. Buyer will not intervene in or interfere with Seller's negotiations or discussions with any environmental agency with regard to the establishment of Designated Clean-Up Standards, Revised Designated Clean-Up Standards or Enforcement Agency Requirements. Buyer, upon request to Seller, may attend such negotiations or discussions. Buyer will accept (and shall not oppose at such negotiations or discussions) any such Designated Clean-Up Standards, Revised Designated Clean-Up Standards or Enforcement Agency Requirements negotiated by Seller in good faith with the applicable environmental agency.

     (g) During the time period from the Closing Date until the latest of: (i) June 30, 2001, (ii) the completion of all remediation actions on the Owned Real Property or Leased Real Property for which Seller is responsible under this
Section 8.13, and (iii) the resolution and satisfaction of any obligations Seller may have under this Section 8.13, Seller will be allowed to take such actions as it may deem reasonably necessary to monitor and assess the Environmental Conditions, all remedial actions undertaken with regard to the Environmental Conditions, the operations and processes at the Owned Real Property and the Leased Real Property as it may affect the Environmental Conditions and such other facts and circumstances as may affect the On-Site Damages. Subject to the limitations set forth in Section 8.13(g)(A) below, such monitoring and assessment may include, by way of example but not limitation, interviewing Buyer's employees and consultants, environmental testing, review of relevant documents and auditing of operations at the Owned Real Property and the Leased Real Property. Buyer shall take all reasonable actions to cooperate with such monitoring and assessment activities, including but not limited to:

               (A) Promptly providing to Seller access to Buyer's employees and
                -
          consultants, and all information and documents reasonably requested by Seller, provided that Buyer shall have no obligation to give Seller access to any opinions, reports, work papers or analyses that are protected from third party discovery by the attorney-client privilege or attorney work-product privilege. The parties agree that data and other factual information related to Environmental Conditions are not covered by such privileges, or, if covered, such privileges are waived.

               (B) Promptly notifying Seller of any notice, request or other
                -
          written communication seeking any remedial or clean-up activities on or related to the Owned Real Property or the Leased Real Property.

               (C) Notifying Seller within 24 hours after discovery of any spill
                -
          or release of a Hazardous Substance (other than a de minimus quantity) at, on or under the Owned Real Property or the Leased Real Property.

Seller shall enter into one or more reasonable confidentiality agreements with Buyer as may be reasonably requested by Buyer to protect any confidential information that is disclosed to Seller pursuant to the monitoring and assessment activities permitted by this Section 8.13(g).

     (h) The parties will cooperate with regard to the remedial and clean up actions contemplated by Sections 8.13(b) and 8.13(f) and the monitoring and assessment actions contemplated by Section 8.13(g) in order to minimize to the extent reasonable the costs and expenses incurred by Seller and Seller's Affiliates for remediation, monitoring and assessment actions under Section 8.13, to allow Seller all reasonable or necessary access to the Owned Real Property and the Leased Real Property, as the case may be, to perform such remedial, monitoring and assessment actions and to minimize to the extent reasonable any interference with the ongoing operations at the Owned Real Property and Leased Real Property. A copy of any remediation plan created by Seller under this Section 8.13 will be promptly provided to Buyer for information and comment.

     (i) Subject to the limitations and provisions set forth in this Section
8.13 (including but not limited to the provisions of Section 8.13(f) allowing Seller to undertake remediation action in lieu of, or to lessen or minimize, On-Site Damages, the provisions of Section 12.04 will apply to any claims by Buyer for indemnity under this Section 8.13.

     (j) The right of Buyer to demand and receive indemnification pursuant to
Section 8.13 shall be the sole remedy exercisable to Buyer with respect to a breach of any warranty or representation set forth in Section 4.15(b) or any On-Site Damages.

     8.14 Certain Patent Claims.
          ---------------------

     (a) Subject to the terms and conditions of this Section 8.14, Seller hereby agrees to indemnify, defend and hold harmless Buyer at any time after the Closing, from and against all 540 Patent Damages. Buyer hereby agrees to indemnify, defend and hold harmless Seller at any time after the Closing from and against any claims for infringement, willful infringement, contributory infringement or inducement to infringement arising out of the sale or manufacture of Door Skins after the Effective Time other than 540 Patent Damages.

     (b) Buyer will implement the changes to the Door Skins to be manufactured and sold to or at the direction of Pease Industries, Inc. from Prior Door Skins to Modified Door Skins as promptly as commercially reasonable.

     (c) Subject to the limitations and provisions set forth in this Section 8.14, the provisions of Section 12.04 will apply to any claims by Buyer for indemnity against third party claims under this Section 8.14.

     (d) The right of Buyer to demand and receive indemnification pursuant to
Section 8.14 shall be the sole remedy exercisable by Buyer with respect to any 540 Patent Damages.

     8.15 Right to Audit Year-End Financial Statements. Buyer shall have the
          --------------------------------------------
right to audit all or any of the Year-End Financial Statements, as well as the Business's financial statements for the period beginning December 1, 1996, and ending on the Closing Date, if such an audit or audits is or are required by any governmental or regulatory agency or organization, or any securities exchange, stock market or similar organization. Seller shall cooperate with Buyer in respect of such audits and shall provide Buyer and its employees, independent accountants, attorneys and other advisors (collectively, "Buyer's Representatives") with such information as is necessary or proper, in order to complete such audits or for Buyer to prepare and audit its financial statements covering or including all or any part of the period between December 1, 1996, and the Closing Date. In furtherance of this obligation, Seller agrees that at Buyer's reasonable request, Seller will make its employees, independent accountants, attorneys, books, records and other financial information available to Buyer and Buyer's Representatives, but only to the extent necessary, or proper, in order to complete such audits or to prepare and audit such additional financial statements. Buyer shall reimburse Seller for: (a) all actual and reasonable out-of-pocket expenses incurred by Seller in connection with the performance of its obligations under this Section 8.15, and (b) base salaries, base wages and overtime wages paid by Seller to its employees with respect to the hours spent by such employees on such matters at Buyer's request, but only to the extent the aggregate amount of such base salaries, base wages and overtime wages exceed $15,000. Seller agrees that it will perform, and that it will cause its employees, independent accountants and attorneys to perform, its obligations under this Section in a commercially reasonable prompt manner after Buyer's request. No provision of this Section 8.15 shall require, or be construed so as to require, Seller to waive any attorney-client or attorney work product privileges to which it is lawfully entitled. Such audits and the information obtained pursuant to such audits may not be used as a basis for, to support or in pursuit of a Claim under Section 12.01.

     8.16 Adjustments Due to Delay in the Closing Date.
          --------------------------------------------

     (a) At the Closing or as soon thereafter as possible, Buyer or Seller will make payment to the other as necessary to reflect Buyer receiving the benefits and incurring the obligations of the Business and the Assets from the Effective Date to the Closing Date, as well as after the Closing Date. The payment will reflect the netting of the reimbursement payments Buyer is obligated to make to Seller and the reimbursement payments Seller is obligated to make to Buyer under the following provisions (i) and (ii):

          (i) The reimbursement obligations of Buyer to Seller shall be for all payments made by Seller on or prior to the Closing Date for or in respect of Assumed Liabilities of the Business existing at the Effective Time and for all payments made by Seller on or prior to the Closing Date for or in respect of any liabilities or expenses of the Business incurred after the Effective Time that would have been Assumed Liabilities if in existence and unpaid at the Effective Time.

          (ii) The reimbursement obligations of Seller to Buyer shall be for all cash and cash equivalents received by Seller (and not transferred to Buyer) with respect to any sale or account receivable of the Business that is received by Seller between the Effective Date and the Closing Date, inclusive.

     (b) The amount of payment to be made pursuant to Section 8.16(a) shall be estimated by agreement of the parties in good faith and one party shall pay the other the net amount due on the Closing Date or as soon thereafter as possible. Within sixty (60) days after the Closing Date, Seller or Buyer may notify the other that it believes that the amount of such reimbursement payment should be corrected and the party receiving such notice shall within 15 days of such receipt, notify the party sending such notice that it agrees or disagrees with such proposed correction and the amount, if any, of such disagreement. Seller and Buyer each agree that it will make such payment to the other as is necessary to reflect the correction to such reimbursement payment within 10 days after such response is received, but only to the extent of the amount of the corrections on which the parties have agreed. If Seller and Buyer cannot agree on such correction within 30 days after the initial notice requesting such correction is received, at the request of Seller or Buyer, the disagreement shall be resolved pursuant to Section 14.07 of this Agreement. Within 10 days after such disagreement is resolved, Seller or Buyer shall pay the other any further correcting payment required as a result of such resolution.

     Section 9. Conditions to Buyer's Obligations. The obligations of Buyer are
                ---------------------------------
subject to satisfaction, prior to or at the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Buyer):

     9.01 Accuracy of Representations and Warranties. The representations and
          ------------------------------------------
warranties of Seller contained in this Agreement, and the statements contained in the Schedules, shall have been true and correct in all material respects when made and, except as contemplated or permitted herein or therein or except as consented to by Buyer in writing, shall continue to be true and correct in all material respects as of the Effective Time and as of the Closing Date with the same effect as though made at the Effective Time or as of the Closing Date, as the case may be, and Seller shall have performed and complied with, in all material respects, all agreements, obligations and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

     9.02 Litigation. No action, suit, or proceeding relating to the
          ----------
transactions contemplated hereby shall be instituted by any party and remain pending, in which there is, or is likely to be, sought a temporary, preliminary or permanent judgment, order or decree restraining or enjoining consummation of the transactions contemplated hereby or requiring any holding separate or divestiture of any substantial portion of the Assets by Buyer.

     9.03 Consents and Approvals. All government approvals, and agreements and
          ----------------------
consents of any parties necessary to consummation by Seller of the transactions contemplated by this Agreement shall have been obtained and delivered to Buyer, and all waiting periods under the HSR Act with regard to the transactions contemplated by this Agreement shall have expired or terminated.

     9.04 Status of Real Property Title. Buyer shall be reasonably satisfied
          -----------------------------
with the condition of the title to the Owned Real Property. If Buyer is not reasonably satisfied with the condition of such title, it shall so notify the Seller of such dissatisfaction. Seller shall be afforded the opportunity to cure the conditions which are grounds for such dissatisfaction within 15 days (or such other time as the parties may agree) after its receipt of such written notice (provided that Seller shall have no obligation to cure the same), and, upon the completion of such cure, this condition shall be deemed to have been satisfied. For purposes of this Section 9.04, any Encumbrances listed in
Schedule 4.06(b), disclosed in the Title Evidence received by Seller on or prior
----------------
to the date of this Agreement or described in clauses (i), (iii), (v) or (vi) of
Section 4.06(b) may not serve as grounds for dissatisfaction with the condition of the title.

     9.05 Customer Interviews. The customer interviews described in Section
          -------------------
6.01(b) shall not have demonstrated that Seller is in material breach of this Agreement or that the Business will incur a material loss of business as a result of the closing of transactions contemplated by this Agreement.

     Section 10. Conditions to Seller's Obligations. The obligations of Seller
                 ----------------------------------
under this Agreement are subject to satisfaction, prior to or at the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller):

     10.01 Accuracy of Representations and Warranties. The representations and
           ------------------------------------------
warranties of Buyer contained herein shall have been true and correct in all material respects when made and, except as otherwise provided or permitted herein or except as consented to by Seller in writing, shall continue to be true and correct in all material respects on and as of the Effective Time and as of the Closing Date with the same effect as though made at the Effective Time or as of the Closing Date, as the case may be, and Buyer shall have performed and complied with, in all material respects, all agreements, obligations and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

     10.02 Litigation. No action, suit or proceeding relating to the
           ----------
transactions contemplated hereby shall be instituted by any party and remain pending, in which there is, or is likely to be sought, a temporary, preliminary or permanent judgment, order or decree restraining or enjoining consummation of the transactions contemplated hereby.

     10.03 Consents and Approvals. All approvals, agreements and consents of any
           ----------------------
parties, necessary to Buyer's consummation of the transactions contemplated by this Agreement shall have been obtained by Buyer and delivered to Seller, and all waiting periods under the HSR Act with regard to the transactions contemplated by this Agreement shall have expired or terminated.

     Section 11. Survival of Representations and Warranties. All representations
                 ------------------------------------------
and warranties made by either party to this Agreement in Sections 4 and 5 shall survive the Closing and shall fully expire and terminate 18 months after the Effective Time, except that the representations and warranties set forth in
Section 4.15 shall survive the Closing and fully expire and terminate 36 months after the Effective Time and except that the representations and warranties set forth in Sections 4.01, 4.03, 4.20, 5.01 and 5.03 shall survive the Closing and shall not expire until the running of the applicable statutes of limitations, provided that, notwithstanding the foregoing, in each case, all such representations and warranties shall fully expire and terminate upon the termination of this Agreement pursuant to Section 13 of this Agreement or otherwise.

     Section 12. Indemnity.
                 ---------

     12.01 Indemnity by Seller. Subject to the terms and conditions of this
           -------------------
Section 12, Seller hereby agrees to indemnify, defend and hold harmless Buyer at any time after the Closing, from and against all Damages, asserted against, resulting to, imposed upon or incurred by Buyer, directly or indirectly, by reason of or resulting from (a) any liabilities or obligations of Seller or a Control Person of Seller which are not Assumed Liabilities; (b) a breach of any representation or warranty of Seller contained in or made pursuant to this Agreement (but not including any breach "known to Buyer" (as defined below) as of the Effective Time or the Closing Date and Buyer hereby expressly agrees to waive any claim against Seller with respect to any such breach known to Buyer);
(c) the breach by Seller of any covenant or agreement of Seller contained in or made pursuant to this Agreement; (d) any liability for brokerage or finders' fees or other commissions based on agreements, arrangements or understandings made by Seller for services rendered for or on behalf of Seller in connection with the transactions contemplated hereby; or (e) any failure (other than with regard to Assumed Liabilities) to comply with any "bulk sales" or similar laws applicable to the transactions contemplated hereby; provided, however, that this
Section 12.01 shall not apply to On-Site Damages (which are the subject of Section 8.13) or 540 Patent Damages (which are the subject of Section 8.14). For purposes of this Section 12.01, "known to Buyer" means any information known (without any duty of independent inquiry) to any of the following persons (such knowledge to be actual and not imputed): Richard S. Crawford, Kevin J. Alder, John Colaianne, Alan M. Swiech, Bob Bailey, Neil Simpkins, Larry Petzing, John Henderson, Belinda Eichel, Catherine Weissenborn and Paul Elie.

     12.02 Indemnity by Buyer. Subject to the terms and conditions of this
           ------------------
Section 12, Buyer hereby agrees to indemnify, defend and hold harmless Seller at any time after the Closing, from and against all Damages asserted against, resulting to, imposed upon or incurred by the Seller, directly or indirectly, by reason of or resulting from (a) any obligations or liabilities of Buyer or a Control Person of Buyer; (b) the breach by Buyer of its obligations with respect to the Assumed Liabilities; (c) any liabilities, obligations or claims which arise out of the operations of the Business or ownership of the Assets by Buyer after the Effective Time, to the extent such liabilities, obligations or claims are not the subject of any indemnifiable claim under Section 12.01 hereof; (d) a breach of any representation or warranty of Buyer contained in or made pursuant to this Agreement; (e) the breach by Buyer of any covenant or agreement of Buyer, contained in or made pursuant to this Agreement; or (f) any liability for brokerage or finders' fees or other commissions based on agreements, arrangements or understandings made by Buyer for services rendered for or on behalf of Buyer in connection with the transactions contemplated hereby.

     12.03 Limitations. Notwithstanding anything contained in this Agreement to
           -----------
the contrary, Seller shall not be liable to indemnify Buyer:

     (a) for Damages pursuant to Section 12.01, until the aggregate amount of all such Damages exceeds $325,000 and then Seller shall be liable only to the extent such Damages exceed $325,000; provided however, that the provisions of this Section 12.03 shall not apply to any claims made pursuant to Section 6.04 (with regard to reimbursement of certain repair or replacement costs), Section 12.01(a) or Section 12.01(e); or

     (b) for any Damages claimed pursuant to Section 12.01 in excess of $3,250,000 in the aggregate; provided however, that this maximum shall not apply to claims made pursuant to Section 6.04 or to Damages established pursuant to
Section 12.01(a).

     12.04 Indemnity Procedures. The following terms and conditions shall
           --------------------
govern: (1) the obligations and liabilities of either party to indemnify the other under Section 12.01 or 12.02 with respect to Claims relating to third parties, subject to the limitations set forth in Section 12.03, and (2) the obligations and liabilities of Seller to indemnify Buyer under Sections 8.13(c) and 8.14(a), subject to the limitations set forth in Sections 8.13 and 8.14, respectively:

     (a) as used in this Section 12.04, the following terms shall have the following meanings:

        (i) "Claims" shall mean any and all indemnity claims by Buyer under Sections 8.13(c), 8.14(a) and 12.01 and any and all indemnity claims by Seller under Section 12.02.

       (ii)  "Indemnified Party" shall mean the party to be indemnified under
     Section 8.13(c), 8.14(a), 12.01 or 12.02.

       (iii) "Indemnifying Party" shall mean the party with the indemnification obligation under Section 8.13(c), 8.14(a), 12.01 or 12.02.

     (b) The Indemnified Party will give the Indemnifying Party prompt notice and a reasonably detailed description of any such Claim (including but not limited to the assertion of any such Claim) and, subject to the provisions of
Section 12.04(c), the Indemnifying Party will undertake the defense thereof by counsel chosen by it. The failure to promptly notify the Indemnifying Party shall not relieve such party of its obligations hereunder, except to the extent the failure to so notify prejudices the Indemnifying Party's ability to defend such Claim.

     (c) Following notice by the Indemnified Party to the Indemnifying Party of a Claim and provided that the Indemnifying Party notifies the Indemnified Party in writing that the Indemnified Party is entitled to indemnification hereunder with respect to such Claim or portion thereof, the Indemnifying Party shall be entitled at its cost and expense to contest and defend by all appropriate legal proceedings such Claim or identified portion thereof; provided, however, further that notice of the intention so to contest shall be delivered by the Indemnifying Party to the Indemnified Party within 30 days from the date of receipt by the Indemnifying Party of notice from the Indemnified Party of the assertion of such Claim. Any such contest may be conducted in the name and on behalf of the Indemnifying Party or the Indemnified Party, as may be appropriate. Subject to compliance by the Indemnifying Party with the other requirements of this Section 12.04(c), such contest shall be conducted diligently by reputable counsel employed by the Indemnifying Party, but the Indemnifying Party shall keep the Indemnified Party fully informed with respect to such Claim and the contest thereof. Subject to compliance by the Indemnifying Party with the other requirements of this Section 12.04(c), if the Indemnified Party joins in any such contest, the Indemnifying Party shall have full authority, in consultation with the Indemnified Party, to determine all action to be taken with respect thereto, provided, that in no event shall the Indemnifying Party have authority to agree to any relief other than the payment of money damages by the Indemnifying Party unless agreed to by the Indemnified Party. Each party shall bear its own expenses of such representation. If any Claim is asserted and the Indemnifying Party fails to contest and defend such Claim within a reasonable period of time, the Indemnified Party may take such action in connection therewith as the Indemnified Party deems necessary or desirable, including retention of counsel, and the Indemnified Party shall be entitled to indemnification for costs incurred in connection with such defense. In connection with any indemnification claims under Section 8.13(c), the provisions of this Section 12.04(c) shall be subject to the provisions of
Section 8.13 in regard to, among other things, Seller's rights to undertake remediation and clean-up actions in lieu of or to lessen or minimize On-Site Damages.

     (d) If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel, including permitting reasonable access to books and records, in contesting any Claim which the Indemnifying Party elects to contest or, if appropriate, in making any counterclaim against the person asserting the Claim, or any cross-complaint against any person, but the Indemnifying Party will reimburse the Indemnified Party for reasonable out-of-pocket costs (but not the cost of employee time expended) incurred by the Indemnified Party in so cooperating.

     (e) Each party agrees to use its best efforts to afford the other party and its counsel the opportunity to be present at, and to participate in, conferences with all persons, including governmental authorities, asserting any Claim against the Indemnified Party or conferences with representatives of or counsel for such persons, and, subject to the provisions of Section 12.04(c), the Indemnifying Party shall have the authority to direct any action taken or response made at any such conference on behalf of itself or the Indemnified Party with respect to any Claim which it is contesting pursuant to Section 12.04(c). Unless the Indemnifying Party approves in writing the settlement of a Claim effected by the Indemnified Party, no conclusive right to indemnification under Sections 8.13(c), 8.14(a), 12.01 or 12.02 shall be established by such settlement.

     12.05 Exclusive Remedy. The right of the parties hereto to demand and
           ----------------
receive indemnification pursuant to Section 12.01(b) or 12.02(d) shall be the sole remedy exercisable by a party with respect to a breach of any warranty or representation set forth herein other than a breach related to the termination of this Agreement pursuant to Section 13.

     Section 13. Termination, Amendment and Waiver.
                 ---------------------------------

     13.01 Termination of Agreement. This Agreement may be terminated at any
           ------------------------
time prior to the Closing:

     (a)   by mutual agreement of Seller and Buyer;

     (b) by Buyer, if there has been a material violation or breach by Seller of any of the agreements, representations or warranties contained in this Agreement, unless Seller has informed Buyer that such violation or breach will be cured on or before the Effective Time;

     (c) by Seller, if there has been a material violation or breach by Buyer of any of the agreements, representations or warranties contained in this Agreement, unless Buyer has informed Seller that it will be cured on or before the Effective Time; and

     (d)   as provided in Section 8.09.

     13.02 Effect of Termination. In the event of termination of this Agreement
           ---------------------
by either Buyer or Seller as provided in Section 13.01, this Agreement shall forthwith be of no further force and effect (except that the provisions of Sections 7.02, 8.02 and 8.07 shall continue in full force and effect) and there shall be no liability on the part of Buyer or Seller, except based upon: (a) a material and willful breach by a party of any of its obligations under this Agreement; or (b) the obligations set forth in Sections 7.02, 8.02 or 8.07.

     13.03 Amendment, Extension and Waiver. At any time prior to the Effective
           -------------------------------
Time, Buyer and Seller may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of the parties hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that any such amendment must be in writing and must be signed by each of the parties hereto and the agreement with respect to any such extension or waiver must be in writing and must be signed by the party or parties agreeing to such extension or waiver.

     Section 14. Miscellaneous.
                 -------------

     14.01 Assignment; No Third-Party Rights. This Agreement shall be binding
           ---------------------------------
upon and shall inure to the benefit of, and be enforceable by, the parties hereto and their permitted successors and assigns. This Agreement may not be assigned by either party without the prior written consent of the other, except
(a) that Seller may, without the prior consent of Buyer, assign this Agreement and the rights of Seller hereunder to any Seller Affiliate; and (b) Buyer may, without the prior written consent of Seller, assign this Agreement and the rights of Buyer hereunder to any majority owned subsidiary of Buyer. No assignment of this Agreement shall relieve the assigning party of responsibility for the performance of any of its obligations hereunder. Nothing herein is intended to, nor shall it, create any rights in any person other than the parties hereto and their respective successors and assigns.

     14.02 Entire Agreement. This Agreement and the agreements to be executed in
           ----------------
connection herewith set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof. All Schedules and Exhibits and any documents and instruments delivered pursuant to any provisions hereof are expressly made a part of this Agreement as fully as though completely set forth herein.

         14.03 Section and Other Headings; Number. The section and other
               ----------------------------------
headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Words used in this Agreement in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

     14.04 Notices. All notices, requests, demands and other communications
           -------
under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by registered or certified mail, postage prepaid and properly addressed, to the party as follows:

         If to Seller:           Eagle-Picher Industries, Inc.
                                 580 Walnut Street, Suite 1300
                                 Cincinnati, OH 45202
                                 Attention: General Counsel

         With a copy to:         Thompson Hine & Flory LLP
                                 312 Walnut Street
                                 Suite 1400
                                 Cincinnati, Ohio 45202
                                 Attention: William H. Cordes, Esq.

         If to Buyer:            Cambridge Industries, Inc.
                                 555 Horace Brown Drive
                                 Madison Heights, MI 48071
                                 Attention: President

         With a copy to:         Robin H. Krueger, Esq.
                                 Jaffe, Raitt, Heuer & Weiss
                                 Suite 2400, One Woodward Avenue
                                 Detroit, MI 48226

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above.

     14.05 Law Governing. This Agreement shall be governed by, and construed and
           -------------
enforced in accordance with, the laws of the State of Ohio without regard to its conflict of law rules.

     14.06 Counterparts. This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

     14.07 Resolution of Disputes.
           ----------------------

     (a) In the event a dispute between the parties arises under the terms of this Agreement other than pursuant to Sections 2.03(d) or 8.08(c), either party may send to the other a letter of dispute setting forth in particular the subject matter of the dispute ("Disputed Matter"). The parties shall meet at the offices of Thompson Hine & Flory LLP in Cincinnati, Ohio, or such other place as may be mutually agreeable to them, not later than twenty days after the date of the receipt of the letter of dispute for the purposes of negotiating a settlement of the Disputed Matter.

     (b) In the event that either party determines after compliance with Section 14.07(a) that the Disputed Matter cannot be resolved by the parties, the Disputed Matter shall be submitted to binding arbitration before a panel of three arbitrators (or before one arbitrator if the parties agree) in Cincinnati, Ohio in accordance with the standard arbitration procedures of the Center for Resolution of Disputes, Cincinnati, Ohio; provided, however, that (i) the parties may engage in prehearing discovery to the full extent provided in the Federal Rules of Civil Procedure, (ii) evidentiary rules contained in the Federal Rules of Civil Procedure shall govern the submission of evidence at the arbitration hearings, and (iii) if the dispute arises under Section 8.13, the arbitrators will be required to be knowledgeable in relevant environmental science, environmental law or other environmental knowledge. The decision of the arbitrators shall be final and binding on all parties hereto and not subject to appeal. Judgment upon the award by the arbitrators may be entered in any court having jurisdiction thereof. As part of such award the arbitrators may establish their fees and expenses in connection therewith. The fees and expenses of the arbitrators shall be apportioned between the parties by the arbitrators in accordance with the findings and results of the arbitration.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed by its respective officers thereunto duly authorized as of the date first above written.

                                          "Seller"

Attest:                                   EAGLE-PICHER INDUSTRIES, INC.

                                          By: /s/ David N. Hall
----------------------------------           --------------------------------
                                          Name: David N. Hall
                                          Title: Senior Vice President - Finance


                                          "Buyer"

Attest:                                   CAMBRIDGE INDUSTRIES, INC.

                                          By: /s/ Dale Freel
----------------------------------           ----------------------------------
                                          Name: Dale Freel
                                          Title: Vice President - Purchasing
                                                 and Tooling